Exhibit 10.2

MEZZANINE LOAN AGREEMENT

Dated as of March 6, 2020

between

PEACE COLISEUM MEZZANINE, LLC,
as Borrower

and

LOANCORE CAPITAL MARKETS LLC,
as Lender

1.	DEFINITIONS; PRINCIPLES OF CONSTRUCTION			1
	1.1	Specific Definitions		1
	1.2	Index of Other Definitions		14
	1.3	Principles of Construction		16

2.	GENERAL LOAN TERMS			17
	2.1	The Loan		17
	2.2	Interest; Monthly Payments		17
		2.2.1	Generally	17
		2.2.2	Default Rate	17
		2.2.3	Taxes	18
		2.2.4	New Payment Date	19
	2.3	Prepayment		19
	2.4	Release of Collateral		19
	2.5	Payments and Computations		19
		2.5.1	Making of Payments	19
		2.5.2	Computations	20
		2.5.3	Late Payment Charge	20

3.	CASH MANAGEMENT AND RESERVES			20
	3.1	Cash Management Arrangements		20
	3.2	Reserves		20
	3.3	Grant of Security Interest; Application of Funds		20
	3.4	Cash Flow Allocation		21

4.	REPRESENTATIONS AND WARRANTIES			22
	4.1	Organization; Special Purpose		22
	4.2	Proceedings; Enforceability		22
	4.3	No Conflicts		23
	4.4	Litigation		23
	4.5	Agreements		23
	4.6	Title		23
	4.7	No Bankruptcy Filing		24
	4.8	Full and Accurate Disclosure		24
	4.9	Tax Filings		25
	4.10	ERISA; No Plan Assets		25
	4.11	Compliance		25
	4.12	Major Contracts		26
	4.13	Federal Reserve Regulations; Investment Company Act; Bank Holding Company		26
	4.14	Easements; Utilities and Public Access		26
	4.15	Physical Condition		27
	4.16	Leases		27
	4.17	Fraudulent Transfer		28
	4.18	Ownership of Borrower and Owner		28

(continued)

(continued)

(continued)

(continued)

v

(continued)

Schedule 1	Exceptions to Representations and Warranties
Schedule 2	Rent Roll
Schedule 3	Organization of Borrower
Schedule 4	Definition of Special Purpose Bankruptcy Remote Entity
Schedule 5	Intellectual Property/Websites
Schedule 6	REA
Schedule 7	Intentionally Omitted
Schedule 8	Intentionally Omitted
Schedule 9	Intentionally Omitted
Schedule 10-1	Annual Reports Officer’s Certificate
Schedule 10-2	Monthly/Quarterly Reports Officer’s Certificate

MEZZANINE LOAN AGREEMENT

MEZZANINE LOAN AGREEMENT dated as of March 6, 2020 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) between PEACE COLISEUM MEZZANINE, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), and LOANCORE CAPITAL MARKETS LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

1.                                      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1          Specific Definitions.  The following terms have the meanings set forth below:

“Affiliate” shall mean, as to any Person (for purposes of this definition, the “Subject Person”), any other Person:  (i) which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Subject Person; (ii) which, directly or indirectly, beneficially owns or holds ten percent (10%) or more of any class of stock or any other ownership interest in the Subject Person; (iii) ten percent (10%) or more of the direct or indirect ownership of which is beneficially owned or held by the Subject Person; (iv) which is a member of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person; or (v) which, directly or indirectly, is a general partner, controlling shareholder, managing member, officer, director, trustee or employee of the Subject Person.

“Approved Leasing Expenses” shall mean the actual out-of-pocket expenses incurred by Owner and payable to third parties that are not Affiliates of Owner, Borrower or Guarantor in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents and the Senior Loan Documents, including brokerage commissions and tenant improvements, which expenses (i) are (a) specifically approved by Lender and Senior Lender in connection with approving the applicable Lease, (b) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s or Senior Lender’s approval under the Loan Documents or the Senior Loan Documents, and Lender and Senior Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (c) otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) are substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements.

“Approved Operating Expenses” shall mean operating expenses incurred by Owner which (i) are included in the Approved Operating Budget for the current calendar month (which, for so long as the Overstock Lease remains in effect and Overstock is operating at the Property, are not more than ten percent (10%) in excess of the applicable budgeted line items), (ii) are for Real Estate Taxes, Insurance Premiums, snow removal, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are Emergency Expenditures or (iv) have been approved by Lender.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

“Capital Expenses” shall mean expenses that are capital in nature or required under GAAP to be capitalized.

“Cash Management Bank” shall have the meaning set forth in the Senior Loan Agreement.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Construction Consultant” shall mean one or more third party construction consultants, construction loan administration or servicing firms or comparable firms as may be retained by Lender, at Borrower’s sole cost and expense, from time to time to monitor the scope and status of any Material Alteration or Restoration.

“Collateral” shall mean all collateral securing or intended to secure the Debt, including the Pledged Collateral.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean, with respect to any Person, either (i) ownership directly or indirectly of forty-nine percent (49%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings, provided that the mere granting of commercially typical major decision consent rights to a third party direct or indirect owner in Borrower shall not, in and of itself, be deemed to constitute Control of Borrower by such third party owner.

“Debt” shall mean the unpaid Principal, all interest accrued and unpaid thereon, all transaction costs, all late fees and all other sums due to Lender in respect of the Loan or under any Loan Document.

“Debt Service” shall mean, with respect to any particular period, the scheduled interest payments due under the Note and the Senior Note in such period.

“Default” shall mean the occurrence of any event under any Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (a) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) if a Securitization has occurred, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) “AA” by S&P, (ii) “AA” and/or “F1+” (for securities) and/or “AAAmmf” (for money market funds), by Fitch and (iii) “Aa2” by Moody’s.

“Emergency Expenditures” shall mean expenses that are necessary in order (i) to avoid imminent bodily injury, harm or damage to individuals or the Property, (ii) to avoid the suspension of any necessary service to the Property, or (iii) to comply with Legal Requirements, and, in each such case, with respect to which it would be impractical, in Borrower’s reasonable judgment, under the circumstances, to obtain Lender’s prior written consent; provided that Borrower shall give Lender notice of such Emergency Expenditures as soon as practicable.

“Environmental Site Assessment” shall mean that certain Phase I Environmental Site Assessment with respect to the Property, prepared by EBI Consulting, and dated as of February 20, 2020.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) which is a member of the same controlled group of corporations or group of trades or businesses under common control with Borrower, Owner and/or Guarantor, or is treated as a single employer together with Borrower, Owner and/or Guarantor under Section 414 of the Code or Title IV of ERISA.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.3, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.2.3(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) now or hereafter in existence.

“Guarantor” shall mean Overstock.com, Inc., a Delaware corporation, or any other Person that now or hereafter guarantees any of Borrower’s obligations hereunder or any other Loan Document.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Institutional Controls and Restrictions” means the institutional controls, protective covenants, conditions, requirements, restrictions and others similar terms and the grants of easement and access applicable to the Property as imposed by (i) the Remedial Design/Remedial Action Consent Decree entered in the matter of United States v. Littleson, Inc.,

Civ. No. 2:99CV0757 ST (U.S. District Court, Utah, 2004), recorded with the Salt Lake County Recorder on December 8, 2004 as Entry 9243601, Book 9070, pages 3938-4038; (ii) the Agreement, Grant of Access to UDEQ, and Covenant Not to Sue by and between the State of Utah, Department of Environmental Quality and Littleson, Inc., as amended, recorded with the Salt Lake County Recorder on March 10, 2006 as Entry 9659804, Book 9265, pages 4877-4962, and on May 1, 2008 as Entry 10415892, Book 9601, pages 8611-8623; (iii) Ordinance No. 06/26/2007 O-8 of Midvale City, Utah, Section 8.10 in Chapter 8 of the Midvale City Municipal Code; (iv) the Declaration and Establishment of Protective Covenants, Conditions and Restrictions and Grant of Easements by Arbor Gardner Bingham Junction Office 3, L.C., a Utah limited liability company and Arbor Gardner Bingham Junction Office 4, L.C., a Utah limited liability company, recorded with the Salt Lake County Recorder on April 26, 2016 as Entry 12266951, Book 10424, pages 7958-7995; and (v) any amendments to the foregoing or similar controls, covenants, conditions, requirements and restrictions that may be adopted, enacted or agreed to with respect to the Property.

“Interest Period” shall mean (i) the period from the date hereof through the first day thereafter that is the 5th day of a calendar month and (ii) each period thereafter from the 6th day of each calendar month through the 5th day of the following calendar month (except that the Interest Period, if any, that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date).  Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.4 hereof, then from and after such election, each Interest Period shall be the period from the New Payment Date in each calendar month through the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

“Interest Rate” shall mean, a rate of interest equal to 5.0020% per annum (or, when  applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“IRS” means the United States Internal Revenue Service.

“Lease Termination Payments” shall mean (i) all fees, penalties, commissions or other payments made to Owner in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Owner in lieu of cash security deposits, which Owner is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to Owner relating to unamortized tenant improvements and leasing commissions under any Lease.

“Leases” shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Property or the Improvements, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Legal Requirements” shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the Americans with Disabilities Act of 1990, Pub. L. No. 89-670, 104 Stat. 327 (1990), as amended, and all regulations promulgated pursuant thereto) affecting Borrower, Owner, any Loan Document or all or part of the Collateral or of the Property or the construction, ownership, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instrument, either of record or known to Borrower or the Owner, at any time in force affecting all or part of the Property or the Collateral.

“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of the Property or any interest therein, (ii) any direct or indirect interest in Owner, Borrower or Sole Member, or (iii) all or part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Liquidation Event” shall mean (i) any Casualty to the Property or any material portion thereof, (ii) any Condemnation of the Property or any material portion thereof, (iii) a Transfer of the Property in connection with realization thereon following an Event of Default under the Senior Loan, including without limitation a foreclosure sale, or (iv) any refinancing or payoff of the Property or the Senior Loan permitted hereunder (including any refund of reserves on deposit with Senior Lender (but not disbursements therefrom)).

“LoanCore” shall mean LoanCore Capital Markets LLC, a Delaware limited liability company.

“Loan Documents” shall mean this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof:  (i) the Mezzanine Promissory Note made by Borrower to Lender in the aggregate principal amount equal to the Loan (the “Note”); (ii) the Pledge and Security Agreement (the “Pledge”) made by Borrower in favor of Lender which creates a security interest in 100% of the ownership interest of Borrower in Owner (the “Pledged Collateral”), and (iii) the Mezzanine Guaranty of Recourse Obligations made by Guarantor, as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 10.2 hereof).

“Major Contract” shall mean (i) any management, brokerage or leasing agreement, (ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) which are not terminable on thirty (30) days or less notice and are of a material nature (materiality for these purposes to include contracts which extend beyond one year (unless cancelable on thirty (30) days or less notice without requiring the payment of termination fees or payments of any kind)) and which require the payment of more than $100,000 or more on an annual basis, in either case, to which Borrower or Owner is a party, relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property, whether written or oral or (iii) any management, brokerage, leasing, cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) that is between Borrower and an Affiliate of Borrower.

“Management Agreement” shall mean any management agreement entered into between Owner and Manager, pursuant to which Manager is to manage the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with Section 5.12 hereof.

“Manager” shall mean any management company appointed by Borrower in accordance with Section 5.12 hereof.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise), taken as a whole, of Borrower, Owner, Guarantor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Pledge or the other Loan Documents, (iv) the ability of Borrower to perform its obligations under the Loan Documents, or (v) the ability of Guarantor to perform its obligations under the Guaranty.

“Material Alteration” shall mean (i) any individual alteration affecting (a) structural elements of the Property, (b) a roof of the Property (excluding installations of satellite dishes, antennae or solar panels) or (c) any building system of the Property or (ii) any non-structural alteration the cost of which exceeds $500,000; provided, however, that in no event shall any of the following constitute a Material Alteration: (1) any Required Repairs, (2) any tenant improvement work performed or required to be performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, or (3) alterations performed as part of a Restoration.

“Material Lease” shall mean all Leases which (i) individually or in the aggregate with respect to the same tenant and its Affiliates (a) cover more than 50,000 square feet of the Improvements, (b)  have a gross annual rent of more than ten percent (10%) of the total annual Rents of the Property or (c) demise at least one (1) full floor of the Improvements, (ii) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the Property, or (iii) are entered into with a tenant who is an Affiliate of Borrower or Owner.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Mezzanine Account” shall mean an account of Lender designated by Lender into which all payments made to Lender pursuant to Section 3.12 of the Senior Loan Agreement shall be deposited.

“Minor Lease” shall mean any Lease that is not a Material Lease.

“Net Liquidation Proceeds After Debt Service” shall mean, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of Owner in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) Lender’s and/or Senior Lender’s reasonable, actual out-of-pocket costs incurred in connection with the recovery thereof, (ii) in the case of Casualty or Condemnation, the costs incurred by Owner in connection with a restoration of the Property made in accordance with the Senior Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Senior Loan Documents to Senior Lender, (iv) in the case of a foreclosure sale, disposition or Transfer of the Property in connection with the realization thereon, following an Event of Default under the Senior Loan, such reasonable and customary actual out-of-pocket costs and expenses of sale or other disposition (including attorneys’ fees and brokerage commissions), (v) in the case of a foreclosure sale such costs and expenses incurred by Senior Lender under the Senior Loan Documents as Senior Lender shall be entitled to receive reimbursement for under the terms of the Senior Loan Documents, and (vi) in the case of a refinancing of the Senior Loan, such costs and expenses (including reasonable attorneys’ fees) of such refinancing shall be reasonably approved by Lender.

“Net Operating Income” shall mean for any period, the net operating income of the Property determined by Lender in its sole but reasonable discretion and on a cash basis of accounting, after deducting therefrom, without duplication, (i) deposits to (but not withdrawals from) any reserves required under this Agreement or the Senior Loan Agreement, (ii) any Rents from tenants operating under bankruptcy protection or from tenants that are not open for business (i.e., have “gone dark”), and (iii) non-recurring extraordinary items of income.

“Officer’s Certificate” shall mean a certificate delivered to Lender which is signed by an authorized senior officer or authorized representative of the Person on behalf of whom the certificate is delivered, in such capacity as officer, manager or other representative, which officer or representative is knowledgeable with respect to the subject matter set forth in the applicable Officer’s Certificate.

“Operations Agreements” shall mean the REA, and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of the Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Owner” shall mean PEACE COLISEUM, LLC, a Delaware limited liability company.

“PACE Loan” shall mean (i) any “Property-Assessed Clean Energy loan” or (ii) any other indebtedness, without regard to the name given to such indebtedness, which is (a) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (b) repaid through multi-year assessments against the Property.

“Payment Date” shall mean the 6th day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.4 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the first Business Day thereafter).  The first Payment Date hereunder shall be April 6, 2020.

“Permitted Encumbrances” shall mean:  (i) the Liens created by the Loan Documents; (ii) the Liens created by the Senior Loan Documents; (iii) all Liens and other matters disclosed in the Title Insurance Policy; (iii) Liens, if any, for Real Estate Taxes or Other Charges not yet due and payable and not delinquent; (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within thirty (30) days after Borrower or Owner first receives notice of such Lien: and (v) such other title and survey exceptions as Lender approves in writing.

“Permitted Open Prepayment Date” shall mean the Payment Date that occurs in December, 2029.

“Permitted Transfers” shall mean:

(i)            a Lease entered into in accordance with the Loan Documents and the Senior Loan Documents, or

(ii)           a Permitted Encumbrance; or

(iii)          a Transfer and Assumption; or

(iv)          provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Sole Member to any Person provided that:

(A)          such Transfer shall not (y) cause the transferee (which is not Guarantor), together with its Affiliates, to acquire Control of Borrower or Sole Member or to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds forty-nine percent (49%) or (z) result in Borrower or Sole Member no longer being Controlled by Guarantor;

(B)          after giving effect to such Transfer, Guarantor shall continue to Control the day to day operations of Borrower and shall continue to own at least fifty-one percent (51%) of all equity interests (direct or indirect) of Borrower;

(C)          if such Transfer would cause the transferee (which is not Guarantor) to increase its direct or indirect interest in Borrower or in Sole Member to an amount which equals or exceeds ten percent (10%), Lender shall have approved in its reasonable discretion such proposed transferee, which approval shall be based upon Lender’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks performed by Lender and such other financial statements and other information reasonably requested by Lender;

(D)          Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not less than ten (10) days prior to the date of such Transfer (other than a Transfer by devise or descent or by operation of law upon the death or as a result of the legal incapacity of a natural person of such Person’s interest in Borrower to the person or persons lawfully entitled thereto, provided Borrower delivers written notice to Lender as soon as practicable thereafter);

(E)           the legal and financial structure of Borrower and its members and the single purpose nature and bankruptcy remoteness of Borrower and its members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(F)           such Transfer is permitted under the Senior Loan; or

(v)           the Transfer (but not the pledge) of the direct or indirect interest of Owner, Borrower or Guarantor which is the result of the issuance, sale or other Transfer of shares of common stock in Guarantor, which is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange, provided, (a) there is no change of Control of the direct interests in Owner or Borrower as a result of the transfers permitted under this clause, and (b) as a result of any such Transfer, Guarantor does not breach any of the financial covenants set forth in Section 6 of the Guaranty; provided, however, Guarantor shall, as a publicly-traded company, not be prohibited from permitting its shareholders from pledging their shares; or

(vi)          a foreclosure on the Property pursuant to the Senior Loan Documents.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean that certain Property Condition Report, prepared by EBI Consulting and dated as of February 20, 2020.

“Plan” shall mean an employee benefit or other plan established or maintained by Borrower, Guarantor or any ERISA Affiliate or to which Borrower, Guarantor or any ERISA Affiliate makes or is obligated to make contributions and which is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Pooling and Servicing Agreement” shall mean any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

“Principal” shall mean the unpaid principal balance of the Loan at the time in question.

“Property” shall mean the parcel of real property and Improvements thereon owned by Owner and encumbered by the Mortgage, together with all rights pertaining to such real property and Improvements, and all other collateral for the Senior Loan as more particularly described in the Granting Clauses of the Mortgage and referred to therein as the Trust Property.  The Property is located in Midvale, Utah.

“Property Taxes” shall mean all (i) real estate taxes, assessments, water rates or sewer rents, maintenance charges, impositions, vault charges and license fees (“Real Estate Taxes”), or (ii) personal property taxes, in each case, now or hereafter levied or assessed or imposed against all or part of the Property.  In no event shall any PACE Loan be considered a Property Tax for purposes of this Agreement.

“Rating Agency” shall mean, prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”), DBRS, Inc., Morningstar, Inc., Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

“Rating Comfort Letter” shall mean a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

“REA” shall mean collectively, those certain agreements more particularly described on Schedule 6 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Rents” shall mean all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Owner, Manager or any of their agents or employees from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Owner, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Security Documents” shall mean, collectively:  (i) the Pledge, (ii) a notice of pledge to Owner, (iii) all Uniform Commercial Code financing statements required by this Agreement to be filed with respect to the security interest in personal property created pursuant to the Security Documents, (iv) the Pledged Securities and (v) all other documents and agreements executed or delivered to Lender by Borrower in connection with any of the foregoing documents.

“Senior Cash Management Account” shall mean the Cash Management Account established pursuant to the terms of the Senior Loan Agreement (as such term is defined in Section 3.1 of the Senior Loan Agreement).

“Senior Cash Management Agreement” shall mean the Cash Management Agreement dated as of the date hereof among Owner, Senior Lender and the Cash Management Bank.

“Senior Lender” shall mean LoanCore Capital Markets LLC, a Delaware limited liability company, or any successor holder of the Senior Loan.

“Senior Loan” shall mean the $34,500,000.00 mortgage loan made by Senior Lender to Owner in accordance with the Senior Loan Agreement.

“Senior Loan Agreement” shall mean the Loan Agreement dated as of the date hereof between Senior Lender and Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, with the consent of Lender.

“Senior Loan Documents” shall mean the Loan Documents as defined in the Senior Loan Agreement.

“Senior Note” shall mean the Note as defined in the Senior Loan Agreement.

“Servicer” shall mean a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any Pooling and Servicing Agreement.

“Sole Member” shall mean Overstock.com, Inc., a Delaware corporation, the sole member of Borrower.

“State” shall mean the state in which the Property is located.

“Stated Maturity Date” shall mean March 6, 2030, as such date may be changed in accordance with Section 2.2.4 hereof.

“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.

“Transfer” shall mean:

(i)            any sale, conveyance, transfer, encumbrance, pledge, hypothecation, lease or assignment, or the entry into any agreement to sell, convey, transfer, encumber, pledge, hypothecate, lease or assign, whether by law or otherwise, of, on, in or affecting (w) all or part of Owner’s interest in the Property (including any legal or beneficial direct or indirect interest therein), (x) all or any part of the Collateral, (y) any direct or indirect interest in Borrower or Owner (including any profit interest or rights to distributions of cash), or (z) any direct or indirect interest in Sole Member;

(ii)           entering into or subjecting the Property to a PACE Loan;

(iii)          Intentionally Omitted;

(iv)          with respect to Borrower or Owner or any Person that has a direct or indirect interest in Borrower or Owner, the division of any assets and liabilities of such entity amongst one or more new or existing entities; or

(v)           any change of Control of Borrower or Owner.

For purposes hereof, (A) a Transfer of an interest in Borrower or Owner shall be deemed to include (y) with respect to a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (z) with respect to a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (B) a change of Control of Borrower or Owner shall be deemed to have occurred if (y) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower or Owner to take some action or to prevent, restrict or impede Borrower from taking some action which, in either case, Borrower or Owner could take or could refrain from taking were it not for the rights of such individuals or (z) the individual or entity or group of individuals or entities that Control Borrower or Owner as described in clause (y) ever cease to Control the day to day operations of Borrower or own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower or Owner.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of formation of Borrower.

“U.S. Obligations” shall mean obligations that are “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, that are not subject to prepayment, call or early redemption and that are acceptable to the applicable Rating Agencies.

“Welfare Plan” shall mean an employee welfare benefit plan, as defined in Section 3(1) of ERISA.

1.2          Index of Other Definitions.  The following terms are defined in the sections or Loan Documents indicated below:

“Acceptable Blanket Policy” — 7.1.2

“Additional Operating Expense” - 6.3.7(a)

“Annual Budget” - 6.3.6

“Approved Additional Operating Expense” - 6.3.7(a)

“Approved Annual Budget” - 6.3.6

“Approved Capital Expense Budget” - 6.3.6

“Approved Operating Budget” - 6.3.6

“Award” - 7.3.2

“Bankruptcy Proceeding” - 4.7

“Borrower Obligation” - 11.34(c)

“Borrower’s Recourse Liabilities” - 11.1

“Broker” - 11.2

“Cash Management Accounts” - 3.3

“Cash Management System Accounts” - 3.14

“Casualty” - 7.2.1

“Cause” - Schedule 4

“Clearing Account Agreement” - Senior Loan Agreement

“Condemnation” - 7.3.1

“Delaware Act” - Schedule 4

“Disclosure Document” - 10.1.2

“Easements” - 4.14

“Embargoed Person” - 5.32(c)

“Environmental Laws” - 4.21

“Equipment” - Mortgage

“Equity Collateral Enforcement Action” - 11.1(s)

“Equity Collateral Transfer Date” - 11.1(s)

“Event of Default” - 8.1

“Exchange Act” - 10.1.2

“Fitch” - 1.1 (Definition of Rating Agency)

“Government Lists” - 5.32

“Guaranty” — 1.1 (Definition of Loan Documents)

“Hazardous Substances” - 4.21

“Improvements” - Mortgage

“Indemnified Liabilities” - 5.31

“Indemnified Party” - 5.31

“Independent Director” - Schedule 4

“Insurance Premiums” - 7.1.2

“Insurance Subaccount” - Senior Loan Agreement

“Insured Casualty” - 7.2.2

“Intellectual Property” - 4.28

“Intercreditor Agreement” - 9.8

“Issuer” - 10.1.3

“Late Payment Charge” - 2.5.3

“Lender Group” - 10.1.3

“Lender’s Consultant” - 5.8.1

“Liabilities” - 10.1.3

“Licenses” - 4.11

“Loan” - 2.1

“Management Fee Cap” — Senior Loan Agreement

“Monthly Interest Payment Amount”- 2.2.1

“Moody’s” - 1.1 (Definition of Rating Agency)

“Mortgage” - Senior Loan Agreement

“Nationally Recognized Service Company” - Schedule 4

“New Payment Date” - 2.2.4

“Note” - 1.1 (Definition of Loan Documents)

“Notice” - 6.1

“O & M Program” - 5.8.3

“OFAC” - 5.32

“Participant Register” - 11.34(c)

“Patriot Act” - 5.32

“Patriot Act Offense” - 5.32

“Permitted Indebtedness” - 5.22

“Pledge” - Section 1.1 (Definition of Loan Documents)

“Pledged Collateral” - Section 1.1 (Definition of Loan Documents)

“Pledged Securities” - Pledge

“Policies” - 7.1.2

“Proceeds” - 7.2.2

“Proposed Material Lease” - 5.10.2

“Provided Information” - 10.1.1

“Qualified Carrier” - 7.1.1

“Real Estate Taxes” - 1.1 (Definition of Property Taxes)

“Register” - 11.34(c)

“Registration Statement” - 10.1.3

“Remedial Work” - 5.8.2

“Rent Roll” - 4.16

“Required Records” - 6.3.9

“Required Repairs” - Senior Loan Agreement

“Restoration” - Senior Loan Agreement

“Review Waiver” - 11.5

“S&P” - 1.1 (Definition of Rating Agency)

“Secondary Market Transaction” - 10.1.1

“Securities” - 10.1.1

“Securities Act” - 10.1.2

“Securitization” - 10.1.1

“Servicing Agreement” - 11.3

“Single Member Bankruptcy Remote LLC” - Schedule 4

“Special Member”- Schedule 4

“Special Purpose Bankruptcy Remote Entity” - 5.13

“Springing Recourse Event” - 11.1

“Subaccounts” - 3.1

“Subject Person” - 1.1 (Definition of Affiliate)

“Successor Borrower” - 2.3.3

“Tax Subaccount” - Senior Loan Agreement

“Title Insurance Policy” - Senior Loan Agreement

“Toxic Mold” - 4.21

“Underwriter Group” - 10.1.3

“Underwriters” - 10.1.3

1.3          Principles of Construction.

(a)           Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” (v) accounting terms not specifically defined herein shall be construed in accordance with GAAP and (vi) all references to the Senior Loan Agreement, the Senior Note or any other Senior Loan Document shall mean the Senior Loan Agreement, the Senior Note or such other Senior Loan Document as in effect on the date hereof, as each of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified, but only to the extent that Lender has consented to the foregoing pursuant to Section 9.4 of this Agreement.  With respect to terms defined by cross-reference to the Senior Loan Documents, such defined terms shall have the definitions set forth in the Senior Loan Documents as of the date hereof, and no modification to the Senior Loan Documents shall have the effect of changing such definitions for the purposes of this Agreement unless Lender expressly agrees that such definitions as used in this Agreement have been revised.

(b)           Borrower and Lender hereby acknowledge and agree that, as to any clauses or provisions contained in this Agreement or any of the other Loan Documents to the effect that (i) Borrower represents or warrants on behalf of, or covenants on behalf of, Owner, or with respect to the Property or other related matters, (ii) Borrower shall cause Owner to act or to refrain from acting, to comply with, to permit, to perform, to pay, to furnish, to cure, to remove, to observe, to deliver, to suffer, to initiate, to provide, to furnish in any manner or (iii) Borrower shall or Borrower shall cause to occur or to not occur, or otherwise be obligated in any manner with respect to, or any matters pertaining to Owner or the Property or other related matters, such clause or provision is intended to mean, and shall be construed as meaning, that Borrower has undertaken to act and is obligated only in Borrower’s capacity as the member of Owner and not directly with respect to Owner or the Property or in any other manner which would violate any of the representations, warranties or covenants contained in Sections 4.1 and 5.13 and Schedule 4 of this Agreement, any other similar separateness covenants contained in Borrower’s or Owner’s organizational documents, or any other similar separateness covenants contained in the Senior Loan Documents.

2.                                      GENERAL LOAN TERMS

2.1          The Loan.  Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the “Loan”) to Borrower on the date hereof, in the original principal amount of $13,000,000.00, which shall mature on the Stated Maturity Date.  Borrower acknowledges receipt of the Loan which proceeds may be used for any lawful purpose.  Borrower shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed.  The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.2          Interest; Monthly Payments.

2.2.1       Generally.

(a)           From and after the date hereof, interest on the unpaid Principal shall accrue at the Interest Rate and be due and payable as hereinafter provided.

(b)           On April 6, 2020 and each Payment Date thereafter through and including February 6, 2030, Borrower shall pay interest on the unpaid Principal accrued at the Interest Rate during the Interest Period immediately preceding such Payment Date (collectively, the “Monthly Interest Payment Amount”).

(c)           All accrued and unpaid interest shall be due and payable on the Maturity Date.  If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrower shall also pay interest that would have accrued on such repaid Principal at the Interest Rate to but not including the next Payment Date.

2.2.2       Default Rate.  After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable upon demand from time to time, to the extent permitted by applicable law.

2.2.3       Taxes.

(a)           Any and all payments by or on account of any obligation of Borrower or Guarantor hereunder and under the other Loan Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law requires the deduction or withholding of any Tax from any such payment by Borrower or Guarantor, then Borrower or Guarantor, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)           Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)           Borrower shall indemnify Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Taxes by Borrower or Guarantor to a Governmental Authority pursuant to this Section 2.2.3, Borrower or Guarantor, as applicable, shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)           If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, if reasonably requested by Borrower, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(f)            Each party’s obligations under this Section 2.2.3 shall survive any assignment of rights by, or the replacement of, Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.2.4       New Payment Date.  Lender shall have the right, to be exercised not more than once during the term of the Loan, to change the Payment Date to a date not earlier than the sixth (6th) day of each month (a “New Payment Date”), on thirty (30) days’ written notice to Borrower; provided, however, that any such change in the Payment Date:  (i) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (ii) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3          Prepayment.  The Loan may be prepaid in whole or in part at any time without payment of any prepayment premium, penalty or yield maintenance costs.

2.4          Release of Collateral.  Lender shall, upon the written request and at the expense of Borrower, upon payment in full of the Debt in accordance herewith, release the Liens of the Pledge and other Security Documents if not theretofore released.  In connection with the release of the Lien, Borrower shall submit to Lender, not less than thirty (30) days prior to the date of repayment (or such shorter time as is acceptable to Lender in its reasonable discretion), a release of Lien (and related Loan Documents) for execution by Lender.  Such release shall be in a form appropriate in the jurisdiction in which the Collateral is located and contain standard provisions protecting the rights of the releasing lender.  In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer’s Certificate certifying that such documentation (a) is in compliance with all Legal Requirements, and (b) will effect such release in accordance with the terms of this Agreement.  Borrower shall pay all actual out-of-pocket costs, Taxes and expenses associated with the release of the Lien of the Pledge, including Lender’s reasonable attorneys’ fees.

2.5          Payments and Computations.

2.5.1       Making of Payments.  Each payment by Borrower shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice (which notice may be sent by email) to Borrower.  Whenever any such payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter (notwithstanding such adjustment of due dates, Borrower shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents).  All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2       Computations.  Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3       Late Payment Charge.  If any Principal, interest or other sum due under any Loan Document is not paid by Borrower on the date on which it is due (other than the payment due on the Maturity Date (including any acceleration of the Maturity Date)) (except to the extent sufficient funds to pay the same have been deposited into the Clearing Account or Cash Management Account to pay the same on the date due and Lender or Servicer fails, in bad faith, to pay the same), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Such amount shall be secured by the Loan Documents.

3.                                      CASH MANAGEMENT AND RESERVES

3.1          Cash Management Arrangements.  Borrower shall cause Owner to cause all Rents to be deposited and applied in accordance with the Senior Loan Documents.  All funds deposited by the Deposit Bank into the Mezzanine Account shall be deemed to be a distribution from Owner to Borrower and shall be applied and disbursed in accordance with this Agreement.  The Mezzanine Account and all subaccounts established by Lender therein (which may be ledger or book entry accounts and not actual accounts) shall at all times be Eligible Accounts (such subaccounts are referred to herein as “Subaccounts”).  The Mezzanine Account and any Subaccount will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom.  Borrower shall pay for all expenses of opening and maintaining all of the above accounts.  If, at any time during the Term, Senior Lender is not requiring Owner to comply with the cash management arrangements set forth in Section 3.1 of the Senior Loan Agreement, the Clearing Account Agreement and the Senior Cash Management Agreement (or the Senior Loan has been refinanced or otherwise repaid in full in accordance with the terms of this Agreement), then Lender shall have the right, at its option, to require such cash management arrangements, substantially in accordance with the provisions of the foregoing.

3.2          Reserves.  If, at any time during the Term, Senior Lender is not requiring Owner to make the required deposits required under Article 3 of the Senior Loan Agreement (or the Senior Loan has been refinanced or otherwise repaid in full in accordance with the terms of this Agreement), including pursuant to Sections 3.3, 3.4, 3.5 and 3.6 of the Senior Loan Agreement, then Lender shall have the right, at its option, to require Borrower to make such required deposits to Lender, in which case such deposits shall be made by Borrower and held in Subaccounts and disbursed by Lender substantially in accordance with the provisions of such applicable sections of the Senior Loan Agreement (including Section 3.12(a) of the Senior Loan Agreement governing priority and order of application).

3.3          Grant of Security Interest; Application of Funds.  As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to all payments to or monies held in the Mezzanine Account and all Subaccounts created pursuant to this Agreement

(collectively, the “Cash Management Accounts”).  Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management Account in any order and in any manner as Lender shall elect without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Security Documents or exercise its other rights under the Loan Documents.  Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender.  All interest which accrues on the funds in any Cash Management Account shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued.  Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrower.

3.4          Cash Flow Allocation.

(a)           All amounts deposited into the Mezzanine Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i)            First, to Lender to pay the interest due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.4(a), then due to Lender under the Loan Documents);

(ii)           Second, to Lender, for purposes of funding any reserves, if required under Section 3.2;

(iii)          Third, for so long as the Loan shall remain outstanding, to Lender, all remaining amounts to Lender to be applied toward the repayment in full of the Principal; and

(iv)          Lastly, to the extent the Loan has been paid in full pursuant to the terms of this Agreement, payments to Borrower of any remaining amounts.

(b)           The failure of Borrower to make all of the payments required under clauses (i) and (ii) Section 3.4(a) hereof in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Clearing Account (as defined in the Senior Loan Agreement), the Cash Management Account or the Mezzanine Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Senior Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents, including the Senior Cash Management Agreement, and/or the Senior Loan Documents to the effect that payments, distributions, or other similar effect are to be made by or on behalf of

Borrower to Senior Lender or applied to the Senior Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Lender shall pay to Borrower, and Borrower shall then immediately contribute to Owner pursuant to and in accordance with the organizational documents of Borrower and applicable law, which contribution shall be immediately payable to Senior Lender, and any such clause or provision shall not be construed as meaning that Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Owner, directly or in any other manner that would violate any of the special purpose entity covenants contained in the Loan Agreement or other similar covenants contained in Borrower’s organizational documents.

(d)           Notwithstanding anything to the contrary contained in this Section 3.4 or elsewhere in the Loan Documents, after the occurrence of an Event of Default, Lender may apply all amounts deposited into the Mezzanine Account and other proceeds of repayment in such order and in such manner as Lender shall elect.  Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

4.                                      REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 1 attached hereto with reference to a specific Section of this Article 4:

4.1          Organization; Special Purpose.

(a)           Each of Borrower, Owner and Sole Member is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged.  Each of Borrower, Owner and Sole Member is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b)           Each of Borrower, and Owner has at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity.

4.2          Proceedings; Enforceability.  Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which Borrower is a party by it, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby.  The Loan Documents to which it is a party have been duly authorized, executed and delivered by Borrower and constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrower or Guarantor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.3          No Conflicts.  The execution, delivery and performance of the Loan Documents by Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or  imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of Borrower or Owner pursuant to the terms of, any agreement or instrument to which Borrower or Owner is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Owner or any of their respective properties.  Owner’s rights under the Licenses and the Management Agreement will not be materially adversely affected by the execution and delivery of the Loan Documents, Borrower’s performance thereunder, or the exercise of any remedies by Lender in accordance with applicable law.  Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower of, or compliance by Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect.

4.4          Litigation.  There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Owner, Guarantor, Manager or the Property, in any court or by or before any other Governmental Authority, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

4.5          Agreements.  Neither Borrower nor Owner is a party to any agreement or instrument or subject to any restriction which could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor Owner is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor Owner is in default, or has received notice of any event or condition that with the giving of notice or the passage of time would constitute a default, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which Borrower or Owner is a party or by which Borrower, Owner, the Collateral or the Property is bound, and to Borrower’s knowledge, there are no defaults under any such agreement by any other party thereto.

4.6          Title.  Owner has good, marketable and indefeasible title in fee to the real property and good title to the balance of the Property, free and clear of all Liens except the Permitted Encumbrances.  All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of the Property to Owner have been paid or are being paid simultaneously herewith.  The Pledge, together with any UCC Financing Statements required to be filed in connection therewith, will create a valid, perfected first priority lien on

Borrower’s interest in the Pledged Collateral, all in accordance with the terms thereof.  All Taxes and governmental assessments due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Senior Loan Agreement or are insured against by the Title Insurance Policy.  The Permitted Encumbrances, individually or in the aggregate, do not (i) materially interfere with the benefits of the security intended to be provided by the Pledge and this Agreement, (ii) materially and adversely affect the value, operation or use of the Property taken as a whole, or (iii) materially impair Borrower’s ability to repay the Loan.  No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.  There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting the Property which are or may become a Lien on the Property.  There are no outstanding options to purchase or rights of first refusal affecting all or any portion of the Property.  To Borrower’s knowledge, the Survey does not fail to reflect any material matter affecting the Property or the title thereto.  All of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances affecting the Property encroach upon any of the Improvements, so as to affect the value or marketability of the Property, except those which are set forth on the Survey and insured against by the Title Insurance Policy.  Each parcel comprising the Property is a separate tax lot and is not a portion of any other tax lot that is not a part of the Property.  There are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor, to Borrower’s knowledge, are there any contemplated improvements to the Property that may result in such special or other assessments.

4.7          No Bankruptcy Filing.  None of Owner, Borrower nor Guarantor are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its assets or properties (a “Bankruptcy Proceeding”), and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower, Owner or Guarantor.  In addition, neither Borrower, Owner nor Guarantor  has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

4.8          Full and Accurate Disclosure.  No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact presently known to Borrower necessary to make statements contained therein not misleading.  There is no material fact presently known to Borrower that has not been disclosed to Lender which materially adversely affects, or could reasonably be expected to have a Material Adverse Effect.  All historical financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrower, Guarantor, Owner, the Collateral and the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Guarantor, Owner and the Property as of the date of such reports, and (c) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein.  Neither Borrower nor Owner has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement and the Senior Loan Agreement.  Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Guarantor, Owner and the Property from that set forth in said financial statements.

4.9          Tax Filings.  To the extent required, Borrower and Owner have filed (or have obtained effective extensions for filing) all federal, state, commonwealth, district and local Tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state, commonwealth, district and local Taxes, charges and assessments payable by Borrower and Owner.  Borrower’s and Owner’s Tax returns (if any) properly reflect the income and Taxes of Borrower and Owner for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10        ERISA; No Plan Assets.  As of the date hereof and throughout the Term (a) neither Borrower, Owner, Guarantor nor any ERISA Affiliate are themselves an “employee benefit plan,” as defined in Section 3(3) of ERISA or a “plan” as defined in Section 4975 of the Code, (b) none of the assets of Borrower, Owner or Guarantor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified in operation by Section 3(42) of ERISA, (c) neither Borrower, Owner nor Guarantor are or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower, Guarantor or Owner are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.  As of the date hereof, neither Borrower, Guarantor nor Owner nor any ERISA Affiliate maintains, sponsors or contributes to or has any obligation with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).  Neither Borrower, Guarantor nor Owner has engaged in any transaction in connection with which it could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material Tax imposed under the provisions of Section 4975 of the Code.

4.11        Compliance.  To Borrower’s knowledge, Borrower, Owner and the Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances).  Neither Borrower nor Owner is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which could reasonably be expected to have a Material Adverse Effect.  Neither Borrower nor Owner has committed any act which may give any Governmental Authority the right to cause Borrower or Owner to forfeit the Collateral or the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.  The Property is used exclusively for office and commercial use and other appurtenant and related uses.  In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits.  No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property.  Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property.  All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of Owner for the legal use, occupancy and operation of the Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect.  The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.

4.12        Major Contracts.  Neither Borrower nor Owner has entered into, or is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.  Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by Borrower or Owner thereunder and, to the knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto.  None of Borrower, Owner, Manager or any other Person acting on Borrower’s or Owner’s behalf has given or received any written notice of default under any of the Major Contracts that remains uncured or in dispute.  Borrower has delivered (or has caused Owner to deliver) true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.  No Major Contract has as a party an Affiliate of Borrower or Owner.

4.13        Federal Reserve Regulations; Investment Company Act; Bank Holding Company.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document.  Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.  Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.14        Easements; Utilities and Public Access.  All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policy and are in full force and effect without default thereunder.  The Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses.  All public utilities necessary or convenient to the full use and enjoyment of the Property as an office property are located in the public right-of-way abutting the Property, and all such utilities are connected so as to serve the Property without passing over other property absent a valid irrevocable easement.  All roads necessary for the use of the Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15        Physical Condition.  Except as may be expressly set forth in the Physical Conditions Report, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to the Property, whether latent or otherwise.  Neither Borrower nor Owner has received written notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would materially and adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.  No portion of the Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to the Property.  The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16        Leases.  The rent roll attached hereto as Schedule 2 (the “Rent Roll”) is true, complete and correct in all material respects and the Property is not subject to any Leases other than the Leases described in the Rent Roll.  Except as set forth on the Rent Roll:  (a) each Lease is in full force and effect; (b) the tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (c) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (d) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (e) no tenant has made any written claim against the landlord under any Lease which remains outstanding, to Borrower’s knowledge, there are no defaults on the part of the landlord under any Lease, and to Borrower’s knowledge, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (f) to Borrower’s knowledge, there is no present material default by the tenant under any Lease; (g) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9 of the Senior Loan Agreement; (h) Owner is the sole owner of the entire lessor’s interest in each Lease; (i) each Lease is the valid, binding and enforceable obligation of Owner and the applicable tenant thereunder; (j) no Person has any possessory interest in, or right to occupy, the Property except under the terms of the Leases; (k) intentionally omitted; (l) all work to be performed by Owner under each Lease has been performed as required and has been accepted by the applicable tenant under such Lease; (m) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Owner to any tenant under any Lease has already been received by such tenant; (n) intentionally omitted; (o) all tenants under the Leases are open for business and paying full, unabated rent; (p) there are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, and no such fees or commissions will become due and payable in the future in connection with the Leases, including by reason of any extension of such Lease or expansion of the space leased thereunder; (q) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor, to Borrower’s knowledge, does anyone except such tenant and its employees occupy such leased premises; and (r) no tenant under any

Lease has any right or option for additional space in the Improvements.  The copies of the Leases delivered to Lender are true, complete and accurate in all respects, and there are no oral agreements with respect thereto.  None of the Leases contains any option to purchase or right of first refusal to purchase the Property or any part thereof.  Neither the Leases nor the Rents have been assigned or pledged except to Senior Lender in accordance with the Senior Loan Documents, and no other Person has any interest therein except the tenants thereunder.

4.17        Fraudulent Transfer.  Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents.  Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities.  The fair saleable value of Borrower’s assets is, and immediately following the making of the Loan, will be, greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of the obligations of Borrower).

4.18        Ownership of Borrower and Owner.  Borrower’s exact legal name is: Peace Coliseum Mezzanine, LLC.  Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized is: Delaware.  Borrower’s U.S. federal tax I.D. number is 84-4717013 and Borrower’s Delaware Organizational I.D. number is 7848564.  Borrower is the owner of 100% of the issued and outstanding ownership interests in Owner, free and clear of all Liens and encumbrances.  No other ownership interests in Owner have been issued or are issuable.  All of the ownership interests in Owner have been duly and validly issued, have been fully paid for and are non-assessable.  There are no options or rights to acquire any ownership interests in Owner.  The sole managing member of Borrower is Sole Member.  The membership interests in Borrower are owned free and clear of all Liens, warrants, options and rights to purchase, except for Liens in favor of Lender.  Borrower has no obligation to any Person to purchase, repurchase or issue any ownership interest in it.  The organizational chart attached hereto as Schedule 3 is true, complete and accurate in all respects and illustrates all Persons who have a direct ownership interest in Borrower.

4.19        Purchase Options.  Neither the Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of third parties.

4.20        Management Agreement.  No Management Agreement is in place with respect to the Property.

4.21        Hazardous Substances.  Except for information disclosed in the Environmental Site Assessment (a) to Borrower’s knowledge, the Property is not in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (b) the Property is not subject to any private or governmental Lien or to Borrower’s knowledge judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that could reasonably be expected to pose a risk to human health or the environment or would materially adversely impact the value of the Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (c) to Borrower’s knowledge, no Hazardous Substances are or have been (including the period prior to Owner’s acquisition of the Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Property other than in compliance with all Environmental Laws; (d) to Borrower’s knowledge, no Hazardous Substances are present in, on or under any nearby real property which could reasonably be expected to migrate to or otherwise affect the Property; (e) to Borrower’s knowledge, no Toxic Mold is on or about the Property which requires remediation; (f) no underground storage tanks exist on the Property and the Property has never been used as a landfill; and (g) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of Borrower or Owner, which are in Borrower’s or Owner’s possession which have not been provided to Lender.  Without limiting the generality of the foregoing, Lender acknowledges that the Property consists of a portion of real property commonly known as the Midvale Slag Superfund Site and that the Institutional Controls and Restrictions include procedures and requirements intended to prevent human exposure to Hazardous Substances that remain at the Property.

4.22        Name; Principal Place of Business.  Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein.  Owner does not use and Borrower will cause Owner not to use any trade name or do any business under any name other than its actual name set forth in the Senior Loan Agreement.  The principal place of business of Borrower and Owner is the primary address for notices as set forth in Section 6.1 hereof, and neither Borrower nor Owner has any other place of business.

4.23        Other Debt.  There is no indebtedness with respect to Borrower, Owner or the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances, the Senior Loan, Permitted Indebtedness and with respect to Owner, “Permitted Indebtedness” (as such term is defined in the Senior Loan Agreement).

4.24        Pledged Collateral.

(a)           Borrower is the sole beneficial owner of the Pledged Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

(b)           The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge or the Senior Loan Documents).

(c)           The chief place of business of Borrower and the office where Borrower keeps its records concerning the Pledged Collateral will be located at all times at the address specified as Borrower’s address in Section 6.1.

(d)           The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(e)           The Pledge, together with Lender’s possession of the Certificate, will create a valid, perfected first priority lien on Borrower’s interest in the Pledged Collateral, all in accordance with the terms thereof.  Upon the proper exercise of its rights and remedies under the Pledge, Lender will succeed to all of the rights, titles and interest of Borrower in Owner without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member of Owner.

4.25        Senior Loan.  The Senior Loan has been fully funded in the amount of $34,500,000.00.  The outstanding principal balance of the Senior Loan, as of the date hereof, is $34,500,000.00.  No default, breach, violation or event of default has occurred under any Senior Loan Document which remains uncured or unwaived and, to Borrower’s knowledge, no circumstance, event or condition has occurred or exists which, with the giving of notice and/or the expiration of the applicable period would constitute an Event of Default under the Senior Loan Documents.  Each and every representation and warranty of Owner, made to Senior Lender contained in any one or more of the Senior Loan Documents is true, correct, complete and accurate in all material respects as of the date hereof and are hereby incorporated into this Agreement and deemed made hereunder as and when made thereunder and shall remain incorporated without regard to any waiver, amendment or other modification thereof by the Senior Lender or to whether the related Senior Loan Document has been repaid, defeased or otherwise terminated, unless otherwise consented to in writing by Lender.

4.26        Perfection of Accounts.  Borrower hereby represents and warrants to Lender that:

(a)           This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Mezzanine Account and the Subaccounts in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower.  Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold or otherwise conveyed the Mezzanine Account or any of the Subaccounts;

(b)           To Borrower’s knowledge, the Mezzanine Account and the Subaccounts constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code; and

(c)           None of the Mezzanine Account or any of the Subaccounts are in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee.  Borrower has not consented to the Deposit Bank’s complying with instructions with respect to the Mezzanine Account or any of the Subaccounts from any Person other than Lender.

4.27        No Contractual Obligations.  Other than the Senior Loan Documents, the Loan Documents and the organizational documents of Owner and Borrower, as of the date of this Agreement, Borrower is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound.

4.28        Insurance.  Borrower has obtained (or has caused Owner to obtain) and has delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  No claims have been made under any of the Policies, and no Person, including Borrower and Owner, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.29        FIRPTA.  Neither Borrower nor Owner is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

4.30        Fiscal Year.  Each fiscal year of Borrower and Owner commences on January 1.

4.31        Intellectual Property/Websites.  Other than as set forth on Schedule 5 attached hereto, neither Borrower nor Owner (a) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, “Intellectual Property”) with respect to the Property or the use or operations thereof or (b) is the registered holder of any website with respect to the Property (other than tenant websites).  The foregoing shall not apply to any Intellectual Property of Guarantor.

4.32        Operations Agreements.  Each Operations Agreement is in full force and effect and neither Borrower nor Owner nor, to Borrower’s knowledge, any other party to any Operations Agreement, is in material default thereunder, and to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder.  Except as described herein, the REA has not been modified, amended or supplemented.

4.33        Illegal Activity.  No portion of the Property has been or will be purchased with proceeds of any illegal activity.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 above shall survive in perpetuity.

5.                                      COVENANTS

Until the end of the Term, Borrower hereby covenants and agrees with Lender that:

5.1          Existence.  Each of Borrower and Sole Member shall (and Borrower shall cause Owner to) (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (b) continue to engage in the business presently conducted by it, (c) obtain and maintain all Licenses and all applicable governmental authorizations which, in not obtained, could reasonably be expected to result in a Material Adverse Effect, and (d) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect.

5.2          Property Taxes and Other Charges.  Borrower shall (or shall cause Owner to) pay all Property Taxes and Other Charges prior to delinquency, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrower need not pay (or cause Owner to pay) such Real Estate Taxes nor furnish (nor cause Owner to furnish) such receipts for payment of Real Estate Taxes paid by Senior Lender pursuant to the Senior Loan Documents).  Subject to the contest rights of Owner set forth in the Senior Loan Documents or Borrower hereunder, Borrower shall promptly pay (or cause Owner or a tenant to pay) for all franchise fees, income Taxes and other impositions and Taxes imposed by Governmental Authorities on Owner, Borrower and Sole Member.  Subject to the contest rights of Owner set forth in the Senior Loan Documents or Borrower hereunder, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge against the Property, and shall promptly pay (or cause Owner to pay) for all utility services provided to the Property.  After prior notice to Lender, Borrower may cause Owner, at Owner’s expense, or permit any tenant, at such tenant’s expense, to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application of any Property Taxes or Other Charges, provided that (a) no Event of Default has occurred and is continuing, (b) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances, (c) such proceeding shall suspend the collection of the applicable Property Taxes or such Other Charges, (d) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Owner is subject Senior Loan Documents, and shall not constitute a default thereunder, (e) no part of or interest in the Property will be in imminent danger of being sold, forfeited, terminated, canceled or lost, (f) unless Borrower, Owner or a tenant shall have paid such taxes under protest, Borrower or Owner shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Property Taxes and Other Charges being contested (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents), (g) Borrower shall promptly upon final determination thereof pay (or cause Owner to pay) the amount of such Property Taxes or Other Charges, together with all costs, interest and penalties, (h) such contest shall not affect the ownership, use or occupancy of the Property, and

(i) Borrower shall (or shall cause Owner to), upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (a) through (h) of this Section 5.2.  Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.  Lender acknowledges that Borrower is currently contesting Borrower’s Real Estate Taxes payable for calendar year 2019.  As Borrower has paid such Real Estate Taxes under protest to the applicable taxing authority, Borrower will not be required to make any additional deposits of such Real Estate Taxes for calendar year 2019 under the Senior Loan Agreement, it being understood, however, that Lender will escrow for Real Estate Taxes pursuant to Section 3.3 of the Senior Loan Agreement.

5.3          Access to Property.  Subject to the rights of tenants in possession of the Property, Borrower shall permit (or cause Owner to permit) agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).  Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from the Property, subject to the rights of tenants under Leases.  Lender shall use commercially reasonable efforts to not disrupt the operations of the Property and, if requested by Borrower, any such inspection shall be accompanied by a representative of Borrower or Owner.  Notwithstanding the foregoing (i) any request by Lender to perform environmental testing shall be subject to Section 5.8 hereof and (ii) Lender shall not order a property condition report more than one (1) time in any two (2) year period or more than three (3) times during the Term unless there is an Event of Default or Lender, in its reasonable discretion, shall have determined that the Property is not being maintained in accordance with Section 5.4.1 hereof.

5.4          Repairs; Maintenance and Compliance; Alterations.

5.4.1       Repairs; Maintenance and Compliance.  Borrower shall, subject to the provisions of Section 7.2 and 7.3 of the Senior Loan Agreement, cause Owner to at all times maintain, preserve and protect all franchises and trade names of Owner, and Borrower shall cause Owner to maintain the Property in a good and safe condition and repair and shall not (and shall not permit Owner to) remove, demolish or alter the Improvements or Equipment (except for Capital Expenses and alterations performed in accordance with Section 5.4.2 hereof and normal replacement of Equipment with Equipment of equivalent value and functionality or which is worn-out, damaged or obsolete).  Borrower shall promptly comply with all Legal Requirements and promptly cure (or cause Owner to cure) properly any violation of a Legal Requirement.  Borrower shall notify Lender in writing within Five (5) Business Days after Borrower first receives notice of any such non-compliance.  Borrower shall (or shall cause Owner to) promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall (or shall cause Owner to) complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2       Alterations.  Borrower may, without Lender’s consent, perform (or shall cause Owner to perform) alterations to the Improvements and Equipment which are expressly permitted pursuant to Section 5.4.2 of the Senior Loan Agreement.  Borrower shall not perform (or allow Owner to perform) any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer.  In connection with any Material Alteration:  (i) at Lender’s election, if the aggregate cost for the Material Alteration is expected to exceed $500,000, (A) Lender shall have received and approved (which approval shall not be unreasonably withheld or delayed), any general contractor’s agreement, architect’s agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (e.g., work of a structural nature) and (B) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrower, shall not be unreasonably withheld or delayed) the general contractor and architect retained for such work; (ii) Lender has the right to retain a Construction Consultant to monitor the work in question, and upon the completion of such Material Alteration Lender shall have received a report from Construction Consultant that all of the work completed has been done substantially in compliance with the approved plans and specifications and applicable Legal Requirements; and (iii) Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 115% of the cost of the Material Alteration as estimated by Lender (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents).  Upon substantial completion of the Material Alteration, Borrower shall provide evidence satisfactory to Lender that (A) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (B) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (C) all material Licenses necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued.  Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including the reasonable fees of Construction Consultant and any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

5.5          Performance of Other Agreements.  Borrower shall observe and perform and cause Owner to observe and perform each and every term required to be observed or performed by it pursuant to the terms of any agreement or instrument affecting or pertaining to the Collateral or the Property, including the Loan Documents.

5.6          Cooperate in Legal Proceedings.  Borrower shall cooperate fully with Lender with respect to, and permit Lender, at its option, and at Borrower’s sole cost and expense, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7          Further Assurances.  Borrower shall, at Borrower’s sole cost and expense:  (a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (b) provide all such information as Lender may reasonably require to ensure Borrower’s ongoing compliance with Sections 5.26 and 5.32 hereof, including ensuring compliance with all “know your customer” procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (c) upon Lender’s request therefor given from time to time after the occurrence and during the continuance of an Event of Default pay for (i) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Owner, Borrower and Sole Member and (ii) searches of title to the Property, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8          Environmental Matters.

5.8.1       Hazardous Substances.  So long as Owner owns or is in possession of the Property, Borrower shall (or shall cause Owner to) (i) keep the Property free from Hazardous Substances and in compliance with all Environmental Laws (except those typically used in properties similar to the Property, provided the same are used, held and stored in accordance with Environmental Laws and those identified in the Environmental Report and in compliance with the Institutional Controls and Restrictions), (ii) promptly notify Lender if Borrower shall become aware that (A) any Hazardous Substance is on or near the Property (except those identified in the Environmental Report and in compliance with the Institutional Controls and Restrictions), (B) the Property is in violation of any Environmental Laws or (C) any condition on or near the Property shall pose a threat to the health, safety or welfare of humans and (iii) remove such Hazardous Substances (except those identified in the Environmental Report and in compliance with the Institutional Controls and Restrictions) and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after Borrower becomes aware of same, at Borrower’s sole expense.  Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure.

5.8.2       Environmental Monitoring.

(a)           Borrower shall give prompt written notice to Lender of (i) any proceeding or written inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about the Property, (ii) all claims made or threatened in writing by any third party (including any Governmental Authority) against Borrower, Owner or the Property or any party occupying the Property relating to any loss or injury resulting from any Hazardous Substance, and (iii) Borrower’s or Owner’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably be expected to cause the Property to be subject to any investigation or cleanup pursuant to any Environmental Law (except those identified in the Environmental Report and in compliance with the Institutional Controls and Restrictions).  Upon becoming aware of the presence of mold or fungus at the Property, Borrower shall (or shall cause Owner to) (A) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (B) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of the Property affected by Toxic Mold, including providing any necessary moisture control systems at the Property), and (C) provide evidence reasonably satisfactory to Lender of the foregoing.  Borrower shall permit (and shall cause Owner to permit) Lender to join and participate in, as a party if Lender so elects, any legal or administrative proceedings or other actions initiated with respect to the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay (or shall cause Owner to pay) all actual, out of pocket reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)           If an Event of Default exists of if Lender reasonably believes that Hazardous Materials exist on the Property in violation of Environmental Laws (excluding those disclosed in the Institutional Controls and Restrictions), Borrower shall (or shall cause Owner to) provide an inspection or audit of the Property prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near the Property, and if an Event of Default has occurred and is continuing, or if Lender in its good faith judgment determines that reasonable cause exists for the performance of such environmental inspection or audit, then the actual, out of pocket cost and expense of such audit or inspection shall be paid by Borrower.  Such inspections and audit may include soil borings and ground water monitoring.  If Borrower (or Owner) fails to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrower hereby grants to Lender and its employees and agents access to the Property and a license to undertake such inspection or audit, provided, any such inspection or audit shall comply with the Institutional Controls and Restrictions.

(c)           If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the Property by Owner, or presently exists or is reasonably suspected of existing, Borrower shall cause (or shall cause Owner to cause) such operations and maintenance plan to be prepared and implemented at its expense, and with respect to any Toxic Mold, Borrower shall (or shall cause Owner to) take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the Property.  If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Law (“Remedial Work”), Borrower shall commence (or shall cause Owner to commence) all such Remedial Work within thirty (30) days after becoming aware of the same and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law.  All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender.  All costs of such Remedial Work shall be paid by Borrower, including Lender’s out-of-pocket reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work.  If Borrower does not (or does not cause Owner to) timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrower’s expense.  Notwithstanding the foregoing, Borrower shall not be required to commence (or cause Owner to commence) such Remedial Work within the above specified time period: (i) if prevented from doing so by any Governmental Authority, (ii) if commencing such Remedial Work within such time period would result in Borrower or Owner or such Remedial Work violating any Environmental Law or the Institutional Controls and Restrictions, or (iii) if Borrower or Owner, at its expense and after prior written notice to Lender, is contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work.  Owner shall have the right to contest the need to perform such Remedial Work, provided that, (A) Owner is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (B) neither the Property nor any part thereof or interest therein will be sold, forfeited or lost if Owner fails to promptly perform the Remedial Work being contested, and if Owner fails to prevail in such contest, Borrower or Owner would thereafter have the opportunity to perform such Remedial Work, (C) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower or Owner has not furnished additional security as provided in clause (D) below, or to any risk of criminal liability, and neither the Property nor any interest therein would be subject to the imposition of any Lien for which Borrower or Owner has not furnished additional security as provided in clause (D) below, as a result of the failure to perform such Remedial Work and (D) Borrower or Owner shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower’s or Owner’s failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event more than 125% of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrower’s or Owner’s failure to prevail in such contest (provided, however, that no such security will be required if Owner has provided adequate security for the same to Senior Lender in accordance with the Senior Loan Documents).

(d)           Borrower shall not install or permit to be installed on the Property any underground storage tank.

5.8.3       O & M Program.  In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for the Property (including with respect to the presence of asbestos and/or lead-based paint) (“O & M Program”), Borrower shall (or shall cause Owner to) develop (or continue to comply with, as the case may be) such O & M Program and shall, during the term of the Loan, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

5.9          Title to the Pledged Collateral.  Borrower will warrant and defend the title to the Collateral (and shall cause Owner to warrant and defend the title to the Property), and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons not claiming under Permitted Encumbrances.

5.10        Leases.

5.10.1     Generally.  Upon request, Borrower shall furnish (or shall cause Owner to furnish) Lender with executed copies of all Leases then in effect.  All renewals of Leases and all proposed leases for which terms are not already set forth in the respective leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party tenants.

5.10.2     Material Leases.

(a)           Borrower shall not permit Owner to enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease (other than confirmatory amendments entered into to confirm the occurrence of an event contemplated by the Material Lease or a unilateral tenant extension rights) without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.  Prior to seeking Lender’s consent to any Material Lease, Borrower shall deliver (or cause Owner to deliver) to Lender a copy of such proposed lease (a “Proposed Material Lease”), together with any information reasonably requested by Lender relating to the proposed tenant and lease guarantor (if applicable), including any credit and background checks performed by Owner relating to such tenant and lease guarantor.  Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement within fifteen (15) Business Days of the submission by Borrower to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.  If requested by Borrower, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

(b)           Provided that no Event of Default is then continuing, to the extent, if any, that Lender’s prior written approval is required pursuant to this Section 5.10.2, such request for approval shall be deemed approved if (i) Lender shall have failed to notify Borrower of its approval or disapproval within fifteen (15) Business Days following Lender’s receipt of Borrower’s written request together with any and all required material information and documentation relating thereto reasonably required by Lender to reach a decision, (ii) Borrower shall have delivered or caused to be delivered to Lender each of the written notices of Lender’s failure to respond to Borrower’s request within such period in the manner as set forth below, and (iii) Lender shall have failed to notify Borrower of its approval or disapproval within such fifteen (15) Business Day period following Lender’s receipt of the second notice provided for below; provided, however, that if such request is of such nature that it cannot reasonably be approved within such fifteen (15) Business Day period, and Lender is diligently pursuing such approval, Lender shall have such additional time as is reasonably necessary to complete such approval upon notice to Borrower of the need for such additional time, it being agreed that no such extension shall be for a period in excess of an additional ten (10) Business Days.  Borrower shall be required to provide Lender, upon Lender’s request, with such material information and documentation as may be reasonably required by Lender, in its reasonable discretion, including lease comparables and other market information as reasonably required by Lender to reach a decision.  In order to be effective for the purposes of triggering the time periods set forth above for Lender to respond, all requests by Borrower must contain the aforementioned information together with a written notice sent in accordance with Section 6.1 hereof to Lender marked “PRIORITY” and shall conspicuously state in a font size that is not less than fourteen (14) point bold type “PURSUANT TO SECTION 5.10.2 OF THE MEZZANINE LOAN AGREEMENT, THIS IS BORROWER’S FIRST NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL REASONABLE INFORMATION IN WRITING WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED” and if Lender has failed to so respond by the tenth (10th) Business Day, Borrower shall send a second notice also marked “PRIORITY” and conspicuously stating in a font size that is not less than fourteen (14) point bold type “PURSUANT TO SECTION 5.10.2 OF THE MEZZANINE LOAN AGREEMENT, THIS IS BORROWER’S SECOND AND FINAL NOTICE OF REQUEST FOR APPROVAL OF THE LEASE HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL REASONABLE INFORMATION IN WRITING WITHIN FIVE (5) BUSINESS DAYS OF ITS RECEIPT OF THIS LETTER SUCH LEASE SHALL BE DEEMED APPROVED.”

5.10.3     Minor Leases.  Notwithstanding the provisions of Section 5.10.2 hereof, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the proposed Lease shall be with a tenant that is creditworthy, as reasonably determined by Borrower, (iv)  the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (A) shall provide for net effective rental rates comparable to existing local market rates, (B) shall have an initial term (together with all renewal options) of not less than three (3) years or greater than ten (10) years (including all extension options), (C) intentionally omitted, and (D) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the Property), or any other provision which could reasonably be expected to adversely affect the rights of Lender under the Loan Documents in any material respect.  Borrower shall deliver (or cause Owner to deliver) to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower’s certification that it (or Owner) has satisfied all of the conditions of the preceding sentence within ten (10) days after the execution of the Lease.

5.10.4     Additional Covenants with respect to Leases.  Borrower shall cause Owner to (a) observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to materially adversely impair the value of the Leases as security for the Debt; (b) promptly send copies to Lender of all notices of default that Owner shall send or receive under any Lease; (c) enforce, in accordance with commercially reasonable practices for properties similar to the Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (d) not collect any of the Rents more than one (1) month in advance (other than security deposits); (e) not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents and the Senior Loan Documents); (f) not modify any Lease in a manner inconsistent with the Loan Documents; (g) not convey or transfer or suffer or permit a conveyance or transfer of the Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (h) not consent to any assignment of or subletting under any Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (i) not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of Owner’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld, conditioned or delayed.

5.11        Estoppel Statement.  (1)  After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest were last paid, (iv) any offsets or defenses to the payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(a)           Borrower shall (or shall cause Owner to) use commercially reasonable efforts to deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrower (or Owner) shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

5.12        Property Management.

5.12.1     Management Agreement.

(a)           As of the date hereof, Owner has not engaged any manager to manage the Property and pays no property management fee to any manager.  In the event that Owner enters into a Management Agreement with a Manager, Manager and Owner shall, as a condition of Lender’s consent, execute a subordination of the Management Agreement in a form reasonably acceptable to Lender.  Borrower shall:  (a) cause Owner to cause the Property to be managed pursuant to the Management Agreement; (b) cause Owner to promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (c) promptly notify (or cause Owner to notify) Lender of any default beyond all applicable notice and cure periods under the Management Agreement of which it is aware; (d) promptly deliver (or cause Owner to deliver) to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Owner under the Management Agreement; and (e) cause Owner to promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.  If Owner shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Owner to be performed or observed beyond all applicable notice and cure periods, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of Owner to be performed or observed.  Without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not permit Owner to: (i) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace Manager or enter into any other management agreement (except pursuant to Section 5.12.2 hereof); (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement; or (v) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits Manager to terminate the Management Agreement (or such successor management agreement).

(b)           Lender acknowledges that, as of the date hereof, there is no Management Agreement in place between Owner and a third party for the management of the Property.  In the event the Overstock Lease is terminated, Borrower acknowledges that Lender reserves the right to require Owner to employ an affiliate or third party manager to manage the Property after the date hereof.  In the event that the Owner should ever elect to employ an affiliate or third party management company for the management of the Property, the Borrower agrees (A) that such management company must be approved by Lender and any rating agency subject to the terms of this Agreement, and the Management Agreement shall be subject to the prior written approval of the Lender, which approval may be granted or denied in Lender’s sole and absolute discretion, (B) that such management company shall not receive a management fee greater than three and one-half percent (3.5%) of Rents, and (C) to execute (and to cause such management company to execute) a Manager Consent in accordance with the Senior Loan Documents.

5.12.2     Termination of Manager.  If Owner has entered into a Property Management Agreement and:  (a) an Event of Default shall be continuing; (b) Manager is in default under the Management Agreement beyond any applicable notice and cure periods; (c) Manager shall become a debtor in any bankruptcy or insolvency proceeding; or (d) upon the gross negligence, malfeasance or willful misconduct of Manager with respect to the Property, Borrower shall, at the request of Lender (subject, however, to the rights of Senior Lender under the Senior Loan Documents), cause Owner to terminate the Management Agreement, and, subject to the rights of Senior Lender under the Senior Loan Documents, replace Manager with a replacement manager acceptable to Lender and, if a Securitization has occurred, the applicable Rating Agencies, on terms and conditions satisfactory to Lender and, if a Securitization has occurred, the applicable Rating Agencies.  Borrower’s failure to cause Owner to appoint an acceptable manager within thirty (30) days after Lender’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default.  Borrower may from time to time cause Owner to appoint a successor manager to manage the Property, provided that such successor manager and Management Agreement shall be approved in writing by Lender and, if a Securitization has occurred, the applicable Rating Agencies (and Lender’s approval may be conditioned upon Borrower delivering a Rating Comfort Letter if the Loan, by itself or together with other loans, has been the subject of a Secondary Market Transaction, and if required pursuant to a Pooling and Servicing Agreement from and after the occurrence of a Secondary Market Transaction).  If at any time Lender consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Lender’s consent, execute a consent of management agreement in form and substance satisfactory to Lender (subject to the rights of the Senior Lender under the Senior Loan Documents).

5.13        Special Purpose Bankruptcy Remote Entity.  Each of Borrower and Owner shall at all times be a Special Purpose Bankruptcy Remote Entity.  Neither Borrower nor Owner shall directly or indirectly make any change, amendment or modification to Borrower’s or Owner’s organizational documents, or otherwise take any action which could result in Borrower or Owner not being a Special Purpose Bankruptcy Remote Entity.  A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 4 hereto.

5.14        Assumption in Non-Consolidation Opinion.  Borrower shall conduct its business so that the assumptions of fact (with respect to Borrower) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrower’s counsel in connection with the Loan and material to such counsel’s opinion, shall be true and correct in all respects to the extent specified in such opinion letter.

5.15        Change in Business or Operation of Property.  Borrower shall not enter into any line of business other than the ownership of Owner.  Borrower shall not permit Owner to purchase or own any real property other than the Property or to enter into any line of business other than the ownership and operation of the Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Property as an office property or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property) or cessation as a result of a casualty or Condemnation or a result of an event of force majeure.

5.16        Debt Cancellation.  Except for the lease for space at the Property, Borrower shall not cancel or otherwise forgive or release (or allow Owner to cancel or otherwise forgive or release) any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower (or Owner) by any Person, except for adequate consideration and in the ordinary course of Borrower’s (or Owner’s) business.

5.17        Affiliate Transactions.  Except with respect to the Overstock Lease (as defined in the Senior Loan Agreement), Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or Owner or any of the direct or indirect legal or beneficial owners of Borrower or Owner without the prior written consent of Lender, which consent shall not be unreasonably withheld if the terms are no less favorable to Borrower or Owner or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.18        Zoning.  Borrower shall not initiate or consent to (or permit Owner to initiate or consent to) any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.19        No Joint Assessment.  Borrower shall not suffer, permit or initiate (or permit Owner to suffer, permit or initiate) the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

5.20        Principal Place of Business.  Borrower shall not (and shall not permit Owner to) change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days’ prior written notice.

5.21        Change of Name, Identity or Structure.  Borrower shall not (and shall not permit Owner to) change its name, identity (including its trade name or names) or Borrower’s or Owner’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or Owner’s structure, without first obtaining the prior written consent of Lender, which consent, may be conditioned upon receipt of an updated substantive non-consolidation opinion (if Lender reasonably determines that the same is necessary as a result of Borrower’s new structure).  Borrower shall (and shall cause Owner to) execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.  At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Owner intends to operate the Property, and representing and warranting that Owner does business under no other trade name with respect to the Property.

5.22        Indebtedness.  Borrower shall not permit Owner to, directly or indirectly create, incur or assume any indebtedness other than “Permitted Indebtedness” (as such term is defined in the Senior Loan Agreement).  Borrower shall not directly or indirectly create, incur or assume any indebtedness other than the Debt and unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Collateral which do not exceed, at any time, a maximum amount of $10,000 and are paid within sixty (60) days of the date incurred (collectively, “Permitted Indebtedness”).

5.23        Licenses; Intellectual Property; Website.

5.23.1     Licenses.  Borrower shall not permit Owner to Transfer any License owned by Owner and required for the operation of the Property.

5.23.2     Intellectual Property.  Borrower shall keep and maintain (and shall cause Owner to keep and maintain) all Intellectual Property owned by Owner and relating to the use or operation of the Property and all Intellectual Property shall be held by and (if applicable) registered in the name of Borrower or Owner.  Borrower shall not (and shall not permit Owner to) Transfer or let lapse any Intellectual Property without Lender’s prior consent.  The foregoing shall not in any way apply to any Intellectual Property owned by Guarantor.

5.23.3     Website.  Any website maintained by Owner with respect to the Property (other than tenant websites) shall be maintained by or on behalf of Borrower or Owner and any such website shall be registered in the name of Borrower or Owner.  Borrower shall not (and shall not permit Owner to) Transfer any such website without Lender’s prior consent.

5.24        Compliance with Restrictive Covenants.  Borrower shall at all times comply (and shall cause Owner to comply) in all material respects with all Operations Agreements.  Borrower will not permit Owner to enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent.

5.25        ERISA.

(a)           Neither Borrower nor Guarantor shall engage or permit Owner to in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(b)           Borrower’s and Guarantor’s covenant in clause (a) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a “benefit plan investor” as defined in Section 3(42) of ERISA and with respect to which Borrower or Guarantor is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.

(c)           Neither Borrower nor Guarantor shall (and shall not cause Owner to) maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of Borrower or Owner to, maintain, sponsor, contribute to or become obligated to contribute to, any Plan or any Welfare Plan or permit the assets of Borrower or Guarantor or Owner to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified in application by Section 3(42) of ERISA.

(d)           Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender, that:  (i) neither Borrower, Owner nor Guarantor is or maintains an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) neither Borrower, Owner nor Guarantor is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii)

neither the assets of Borrower, Owner nor Guarantor constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified in application by Section 3(42) of ERISA of any “benefit plan investor” as defined in Section 3(42) of ERISA.

5.26        Prohibited Transfers.

5.26.1     Generally. Borrower shall not directly or indirectly (or allow Owner to directly or indirectly) make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer.  Borrower shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer of the direct interests in Borrower or Owner.  Borrower shall pay on demand all of the actual, out-of-pocket reasonable costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

5.26.2     Intentionally Omitted.

5.27        Liens.  Without Lender’s prior written consent, Borrower shall not create, incur, assume, permit or suffer to exist any Lien on all or any portion of the Collateral or the Property or any direct legal or beneficial ownership interest in Borrower or Owner, except Liens in favor of Lender and Permitted Encumbrances, unless with respect to a Lien on the Property, such Lien is bonded or discharged within thirty (30) days after Borrower or Owner first receives notice of such Lien.  In lieu of bonding over such Lien, after prior notice to Lender, Owner or Overstock, at their respective expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity of such Lien, provided that (i) no Event of Default has occurred and is continuing, (ii) such proceeding shall be permitted under and be conducted in accordance with all Legal Requirements, (iii) such proceeding shall suspend the foreclosure of such Lien and the collection of the amount of such Lien, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Owner is subject and shall not constitute a default thereunder, (v) no part of or interest in the applicable Property will be in imminent danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall cause Owner, promptly upon final determination thereof, pay the amount of such Lien, if found valid, together with all costs, interest and penalties, (vii) such contest shall not affect the ownership, use or occupancy of the Property, (viii) Borrower or Owner shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender (provided that in no event shall such security be in an amount more than one hundred ten percent (110%) of the applicable amount, plus all interest and penalties thereon), (ix) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (ix) of this Section 5.27.  Lender may apply such security to satisfy the Lien if (x) an Event of Default then exists, (y) if, in the judgment of Lender, the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or (z) the applicable Lienor commences the enforcement of such Lien

5.28        Dissolution.  Borrower shall not (and shall not permit Owner to) (a) engage in any dissolution, liquidation or consolidation, division or merger with or into any one or more other business entities, (b) engage in any business activity not related to the ownership and operation of the Collateral or the Property, or (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of Borrower or Owner except to the extent expressly permitted by the Loan Documents and the Senior Loan Documents.

5.29        Incurrence of Expenses.  Borrower shall cause Owner not to incur any operating expense, Capital Expense, leasing expense or other expense unless it is an Approved Operating Expense, Approved Capital Expense or Approved Leasing Expense.

5.30        Expenses.

(a)           Except as otherwise limited in this Agreement or the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender within five (5) days of receipt of written notice from Lender for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including:  (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrower; (ii) Borrower’s and Lender’s ongoing performance under and compliance with the Loan Documents, including confirming compliance with environmental and insurance requirements; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance with respect to the Pledged Collateral, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Collateral and the Mezzanine Account (including fees and expenses for title and lien searches, intangibles Taxes, personal property Taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan; (viii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan, whether or not in connection with an action in which Borrower is the named party; (ix) fees charged by Servicer or, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof requested by Borrower; and (x) enforcing any obligations of or collecting any payments due from Borrower under any Loan Document or with respect to the Collateral or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any insolvency or bankruptcy proceedings.

(b)           In addition, in connection with any Rating Comfort Letter, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization),

Borrower shall pay all of the reasonable actual out-of-pocket costs and expenses of Lender and Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

(c)           Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) days after written demand may be paid from any amounts in the Mezzanine Account, with notice thereof to Borrower.  The obligations and liabilities of Borrower under this Section 5.30 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Collateral by foreclosure or a conveyance in lieu of foreclosure.

5.31        Indemnity.  Borrower shall defend, indemnify and hold harmless Lender (and for purposes of this Section 5.31, Lender shall include LoanCore, its Affiliates, successors and assigns, and their respective officers and directors) and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all actual, out of pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the actual, out of pocket reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (a) any breach by Borrower of its obligations under, or any misrepresentation by Borrower contained in, any Loan Document; (b) the use or intended use of the proceeds of the Loan; (c) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower which is false or misleading in any material respect; (d) the ownership of the Security Documents, the Collateral or any interest therein, or receipt of any Rents by Owner or Borrower; (e) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any use, non-use or condition in, on or about the Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property; (h) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting the Property; (i) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (j) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (k) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (l) any failure of the Property to comply with any Legal Requirement; (m) any claim by brokers, finders or similar persons claiming by, through or under Owner or Borrower to be entitled to a commission in connection with any Lease or other transaction involving the Property or any part thereof, or any liability asserted against Lender with respect thereto; (n) the claims of any lessee of any portion of the Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (o) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan; and (p) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting Borrower, the Loan Documents, the Collateral, or any other security given for the Loan, whether or not in connection with an action in which Borrower is the named party; provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party.  Any amounts payable to any Indemnified Party by reason of the application of this paragraph shall be payable on demand and shall bear interest at the Default Rate from the date loss or damage is sustained by any Indemnified Party until paid.  The obligations and liabilities of Borrower under this Section 5.31 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Collateral by foreclosure or a conveyance in lieu of foreclosure.

5.32        Patriot Act Compliance.

(a)           Borrower shall comply (and cause Owner to comply) with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Owner, the Collateral and/or the Property, including those relating to money laundering and terrorism.  Lender shall have the right, from time to time, to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and the Collateral and/or the Property, including those relating to money laundering and terrorism.  In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all actual, out-of-pocket reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Pledge and the other Loan Documents and shall be immediately due and payable.  For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

(b)           None of Borrower, Guarantor or Owner (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.  For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under:  (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act.  “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense.  For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”.

(c)           At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of Borrower or Owner shall constitute property of, or shall be directly or indirectly Controlled, or beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or  Owner, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Owner, as applicable, with the result that the investment in Borrower or Owner, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower or Owner, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Owner, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.  The foregoing shall not, in any way, apply to any ownership interests in Guarantor which are traded on a nationally recognized stock exchange.

5.33        Approval of Major Contracts.  Borrower shall not (or permit Owner to), without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed:  (a) enter into, surrender or terminate any Major Contract to which Borrower or Owner is a party or to which Borrower, Owner or the Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable); (b) increase or consent to the increase of the amount of any charges under any Major Contract to which Borrower or Owner is a party or to which Borrower, Owner or the Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (c) otherwise modify, change, supplement, alter or amend, or waive or release any of its material rights and remedies under any Major Contract to which Borrower or Owner is a party or to which Borrower, Owner or the Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

5.34        Intentionally Omitted.

5.35        Intentionally Omitted.

5.36        Limitation on Securities Issuances.  None of Borrower or Owner shall issue any membership interests or other securities other than those that have been issued as of the date hereof.

5.37        Limitation on Distributions.  Following the occurrence and during the continuance of an Event of Default, Borrower shall not make any distributions to its members.

5.38        Contractual Obligations.  Other than the Loan Documents, the organizational documents of Borrower (and the initial membership interests in Borrower issued pursuant thereto) and Owner and the provisions of the Senior Loan Documents, neither Borrower nor any of its assets shall be subject to any Contractual Obligations, and Borrower shall not enter into any agreement, instrument or undertaking by which it or its assets are bound, except for such liabilities, not material in the aggregate, that are incidental to its activities as a regular member of Owner.

6.                                      NOTICES AND REPORTING

6.1          Notices.  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing (even if not specified herein) and shall only be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, or e-mailed (with confirmation of delivery thereof) to the e-mail addresses for Lender to the extent set forth in this Section 6.1 with a subject line identifying the purpose of such Notice and the name of the Property and Borrower;  in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

LoanCore Capital Markets LLC
c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Brett Kaplan
Facsimile No.: (203) 861-6006
E-mail: BKaplan@LoanCoreCapital.com

with a copy to:

LoanCore Capital Markets LLC
c/o LoanCore Capital
55 Railroad Avenue, Suite 100
Greenwich, Connecticut 06830
Attention: Notices
E-mail: notices@loancorecapital.com

with a copy to:

Winstead PC
201 North Tryon Street, Suite 2000
Charlotte, North Carolina 28202
Attention: Christian G. Beltz, Esq.
Facsimile No.: (704) 339-1701
Email: cbeltz@winstead.com

If to Borrower:

Peace Coliseum Mezzanine, LLC
799 W. Coliseum Way
Midvale, Utah 84047
Attention: General Counsel

with a copy to:

Parr Brown Gee & Loveless
101 South 200 East
Suite 700
Salt Lake City, Utah 84111
Attention: Lamont Richardson, Esq.
Facsimile No.: (801) 532-7500

A notice shall be deemed to have been given:  (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day; (d) in the case of facsimile, upon the confirmation of delivery of such facsimile transmission; or (e) in the case of e-mail, upon the confirmation of delivery such e-mail.

6.2          Borrower Notices and Deliveries.  Borrower shall (or shall cause Owner to):  (a) give prompt written notice to Lender of: (i) any litigation, governmental proceedings or claims or investigations pending or threatened in writing against Borrower or Sole Member which could reasonably be expected to have a Material Adverse Effect on the Property or the Collateral; (ii) any Material Adverse Effect, or of the occurrence of any Default or Event of Default of which Borrower has knowledge; and (b) furnish and provide to Lender: (i) any

Securities and Exchange Commission or other public filings, if any, of Borrower, Sole Member, Owner, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing; and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, reasonably requested, from time to time, by Lender.  In addition, after request by Lender (but no more frequently than twice in any year), Borrower shall furnish to Lender (A) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (B) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at the Property substantially in the same form delivered to Lender in connection with Lender’s underwriting of the Loan.

6.3          Financial Reporting.

6.3.1       Bookkeeping.  Borrower shall keep (and shall cause Owner to keep) on a calendar year basis, in accordance with GAAP (provided that, in addition to GAAP compliant statements, Borrower shall (or cause Owner to) prepare statements adjusted to show actual rents as scheduled to be received and not straight-lined), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Owner and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property.  Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire.  After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2       Annual Reports.  Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of Borrower’s or Owner’s annual financial statements audited by a “big four” accounting firm or another independent certified public accountant (accompanied by an unqualified opinion from such accounting firm or other independent certified public accountant) reasonably acceptable to Lender, each in accordance with GAAP and containing balance sheets and statements of profit and loss for Borrower, Owner and the Property in such detail as Lender may request.  Such financial statements (a) shall be in form and substance satisfactory to Lender, (b) shall set forth the financial condition and the income and expenses for the Property for the immediately preceding calendar year, including statements of annual Net Operating Income as well as (i) a list of tenants, if any, occupying more than twenty percent (20%) of the rentable space of the Property, (ii) a breakdown showing (A) the year in which each Lease then in effect expires, (B) the percentage of rentable space covered by such Lease and (C) the percentage of base rent with respect to which Leases shall expire in each such year, expressed both on a per year and a cumulative basis and (c) shall be accompanied by an Officer’s Certificate (substantially in accordance with the form attached as Schedule 10-1 hereto) certifying (i) that such statement is true, correct, complete and accurate in all material respects and presents fairly the financial condition of the Property as of the date of such report and has been prepared in accordance with GAAP, (ii) to Borrower’s knowledge, whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer’s Certificate, no litigation exists involving Borrower, Owner, the Collateral or the Property in which the amount involved is $500,000 (in the aggregate) and is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrower and Owner for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.  Notwithstanding the foregoing, the annual reporting requirements of Borrower herein will be deemed satisfied upon delivering to Lender copies of the Form 10-K of Guarantor within the timeframes set forth in this Section 6.3.2, so long as:  (1) Guarantor is subject to the reporting requirements of the Exchange Act, or any successor statute or statutes thereto, and (2) Guarantor files its financial information with the U.S. Securities and Exchange Commission as and when required by the Exchange Act and such financial information of Guarantor is available to the public.

6.3.3       Quarterly Reports.  Borrower shall furnish (or shall cause Owner to furnish) to Lender within forty-five (45) days after the end of each calendar quarter the following items:  (a) year-to-date operating statements, noting Net Operating Income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property during such calendar quarter, all in form satisfactory to Lender; (b) a balance sheet for such calendar quarter; (c) a comparison of the budgeted income and expenses and the actual income and expenses year-to-date for the Property, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (d) a statement of the actual Capital Expenses made by Borrower or Owner during each calendar quarter as of the last day of such calendar quarter; (e) a statement that neither Borrower nor Owner has not incurred any indebtedness other than Permitted Indebtedness; (f) an aged receivables report; and (g) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration and a delinquency report for the Property.  Each such statement shall be accompanied by an Officer’s Certificate (substantially in accordance with the form attached as Schedule 10-2 hereto) certifying, to the signer’s knowledge, (i) that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower, Owner and the Property as of the respective dates thereof in accordance with GAAP (subject to normal year-end adjustments), (ii) to Borrower’s knowledge, whether there exists a Default or Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer’s Certificate, no litigation exists involving Borrower, Owner, the Collateral or the Property in which the amount involved is $500,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrower and Owner for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget.  Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.  Notwithstanding the foregoing, the quarterly reporting requirements set forth herein (other than those requirements set forth in subsections (a) and (g) herein which shall remain an obligation of Borrower) will be deemed satisfied by Borrower upon  delivering to Lender copies of the Form 10-Q, as applicable of Guarantor within the timeframes set forth in this Section 6.3.3, so long as:  (1) Guarantor is subject to the reporting requirements of the Exchange Act, or any successor statute or statutes thereto, and (2) Guarantor files its financial information with the U.S. Securities and Exchange Commission as and when required by the Exchange Act and such financial information of Guarantor is available to the public.

6.3.4       Intentionally Omitted.

6.3.5       Other Reports.  Borrower shall furnish (or shall cause Owner to furnish)  to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property and the financial affairs of Borrower, Sole Member, Owner or Manager as may be reasonably requested by Lender or, if a Securitization has occurred, any applicable Rating Agency.

6.3.6       Annual Budget.

(a)           Borrower shall prepare and submit (or shall cause Owner or Manager to prepare and submit) to Lender by November 30th of each year during the Term, for approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, a proposed pro forma budget for the Property for the succeeding calendar year (the “Annual Budget”, and each Annual Budget approved by Lender is referred to herein as the “Approved Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget.  The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved by Lender (or deemed approved), such operating expense budget shall be referred to herein as the “Approved Operating Budget”); and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved by Lender (or deemed approved by Lender pursuant to the terms of Section 6.3.6 hereof), such Capital Expense budget shall be referred to herein as the “Approved Capital Expense Budget”).  Until such time that any Annual Budget has been approved by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses)).  In no event will Lender or Servicer be permitted to charge a fee in connection with Lender’s or Servicer’s review of an Annual Budget.

(b)           Lender’s failure to deny any written request by Borrower for Lender’s approval of the Annual Budget required under this Section 6.3.6 shall be deemed to constitute Lender’s consent to such Annual Budget provided Borrower has sent written request to Lender as provided in the following sentence and Lender has failed to respond to each of the notices required therein in the time-frame specified therein.  In order to comply with the foregoing notice requirements to obtain Lender’s deemed approval of the Annual Budget, Borrower shall provide a copy of such Annual Budget together with a written notice sent in accordance with Section 6.1 hereof to Lender marked “PRIORITY” and shall conspicuously state in 14 point or larger bold type “PURSUANT TO SECTION 6.3.6 OF THE LOAN AGREEMENT, THIS IS BORROWER’S FIRST NOTICE OF REQUEST FOR APPROVAL OF THE ANNUAL BUDGET HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN

WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN THIRTY (30) DAYS OF ITS RECEIPT OF THIS LETTER THE ANNUAL BUDGET SHALL BE DEEMED APPROVED” and if Lender has failed to so respond by the twentieth (20) day, Borrower shall send a second notice also marked “PRIORITY” and conspicuously stating in 14 point or larger bold type “PURSUANT TO SECTION 6.3.6 OF THE LOAN AGREEMENT, THIS IS BORROWER’S SECOND AND FINAL NOTICE OF REQUEST FOR APPROVAL OF THE ANNUAL BUDGET HEREIN PROVIDED.  IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN TEN (10) DAYS OF ITS RECEIPT OF THIS LETTER THE ANNUAL BUDGET SHALL BE DEEMED APPROVED.”

6.3.7       Additional Operating Expenses.

(a)           In the event that Owner incurs or will incur any operating expense, including Emergency Expenditures, that is not in the Approved Annual Budget but is otherwise an Approved Operating Expense (each an “Additional Operating Expense”), then Borrower shall promptly (but in no event shall Borrower be required to do so more frequently than monthly) deliver (or cause Owner to deliver) to Lender a reasonably detailed explanation of such Additional Operating Expense(s) or, with respect to any such item that is subject to Lender’s approval, such proposed Additional Operating Expense.  Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed) in accordance with this Agreement is referred to herein as an “Approved Additional Operating Expense”.  In no event shall management fees in excess of the Management Fee Cap be part of the Approved Additional Operating Expense unless expressly approved by Lender in advance in its sole discretion.

(b)           Borrower shall cause any funds distributed to Owner for the payment of Approved Additional Operating Expenses (including any distribution to Borrower pursuant to Section 3.12(a)(viii) of the Senior Loan Agreement) to be used by Owner only to pay for Approved Additional Operating Expenses or reimburse Owner for Approved Additional Operating Expenses, as applicable.

6.3.8       Intentionally Omitted.

6.3.9       Breach.  If Borrower fails to provide (or cause Owner to provide) to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender’s option and in its discretion (and without limiting any other rights or remedies of Lender hereunder), an amount equal to (i) $1,000 with respect to the first instance a Required Record is not delivered, (ii) $2,000 with respect to the second instance a Required Record is not delivered, and (iii) thereafter, $2,500 for each Required Record that is not delivered; provided Lender has given Borrower at least thirty (30) days prior notice of such failure.  In addition, thirty (30) days after Borrower’s failure to deliver (or cause Owner to deliver) any Required Records, Lender shall have the option (and without limiting any other rights or remedies of Lender hereunder), upon thirty (30) days’ notice to Borrower to gain access to Borrower’s and Owner’s books and records and prepare or have prepared at Borrower’s expense, any Required Records not delivered by Borrower or Owner.

6.3.10     Inspection.  Borrower shall permit and shall cause Owner to permit any authorized representatives designated by Lender to visit, examine, audit, and inspect, upon reasonable notice and during normal business hours, the Property including Borrower’s financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants (with Borrower’s representative(s) present in all instances), at such reasonable times during normal business hours and as often as may be reasonably requested.  Borrower shall cause its Affiliates to make all books of account and records so available at the office where the same are regularly maintained.  Lender shall have the right to copy, duplicate and make abstracts from such books and records as Lender may require.  During the continuance of an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts.  Borrower acknowledges and agrees that (i) all of such audits, inspections and reports shall be made for the sole benefit of Lender, and not for the benefit of Borrower or any third party, and neither Lender nor Lender’s auditors or inspectors or any of Lender’s representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports, (ii) Borrower will not rely upon any of such audits, inspections or reports for any purpose whatsoever, and (iii) the performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of this Agreement or any other Loan Document or any of the obligations of Borrower hereunder or thereunder.  Borrower further acknowledges and agrees that neither Lender nor Lender’s inspector, representatives, agents or contractors shall be deemed to be in any way responsible for any matters related to design or construction of the Improvements or any construction work.  At any time during the term of the Loan, Borrower shall cooperate with Lender and use reasonable efforts to assist Lender in obtaining an appraisal of the Property.  Such cooperation and assistance from Borrower shall include but not be limited to the obligation to provide (or cause Owner to provide) Lender or Lender’s appraiser with the following: (i) reasonable access to the Property, (ii) a current certified rent roll for the Property in form and substance satisfactory to Lender, including current asking rents and a history of change in asking rents and historical vacancy for the past three years, (iii) current and budgeted income and expense statements for the prior three years, (iv) the then existing site plan and survey of the Property, (v) the building plans and specifications, including typical elevation and floor plans, to the extent in Borrower’s possession or reasonably available to Borrower; (vi) the current and prior year Real Estate Tax bills, (vii) a detailed list of past and scheduled capital improvements and the costs thereof, (viii) all environmental reports and other applicable information relating to the Property, and (ix) copies of all recent appraisals/property description information or brochures, including descriptions of amenities and services relating to the Property to the extent in Borrower’s or Owner’s possession or reasonably available to Borrower or Owner.  The appraiser performing any such appraisal shall be engaged by Lender and Borrower shall be responsible for any fees payable to said appraiser in connection with an appraisal of the Property.  Borrower shall cooperate with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

7.                                      INSURANCE; CASUALTY; AND CONDEMNATION

7.1          Insurance.

7.1.1       Coverage.  Borrower, at its sole cost (or at Owner’s sole cost), for the mutual benefit of Borrower, Owner and Lender, shall cause Owner to obtain and maintain, or cause Overstock to obtain and maintain, during the Term the following policies of insurance:

(a)           Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including but not limited to fire, lightning, windstorm(including named storm)/hail, vandalism, and malicious mischief, boiler and machinery and subject to Section 7.1.1(m) hereof, coverage for damage or destruction caused by the acts of “Terrorists”, both foreign and domestic, (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction.  Such insurance policy shall also insure for ordinance of law coverage, coverage for loss to the undamaged portion of the building, costs of demolition and increased cost of construction in amounts satisfactory to Lender.  Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $25,000, except for windstorm which shall be no greater than 5% of the total insurable value per occurrence, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Owner is required to insure on a replacement cost basis.  Senior Lender shall be named Mortgagee and Lender’s Loss Payable on a Standard Mortgagee Endorsement.

(b)           Flood insurance if any part of the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Special Flood Hazard Area, or such other Zone if Lender so requires.  Such coverage shall (i) be in an amount equal to the maximum limit available through the National Flood Insurance Program, (ii) include such excess limits in an amount equal to (A) 100% of the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (iii) have deductibles acceptable to Lender.

(c)           Commercial general liability insurance, including coverage for personal injury, bodily injury, death, accident and property damage, and excess and/or umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year with no deductible or self-insured retention; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims.  Such excess and/or umbrella liability shall schedule the auto liability, liquor liability and/or employer’s liability policies, to the extent such coverages are required.  The policies described in this subsection shall also include coverage for Terrorism, elevators, escalators, independent contractors, and contractual liability for insured contracts (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents).

(d)           Rental loss and/or business interruption insurance, including terrorism, in an amount equal to 100% of the projected gross revenues and/or Rents (less any non-continuing expenses) for a period of at least 18 months.  The period of indemnification shall include the initial period of restoration, which is the period of time required to rebuild the Property following a casualty, and an extended period of indemnity endorsement for a period of 12 months, which provides that after the physical loss to the Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual gross revenues and/or Rents increase.

(e)           Comprehensive boiler and machinery insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Owner is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the full replacement cost of the Improvements on the Property (without any deduction for depreciation) or such other amount acceptable to Lender.

(f)            Worker’s compensation insurance with respect to any employees of Owner, as required by any Legal Requirement and employer’s liability with minimum limits of $1,000,000 each accident, $1,000,000 each disease per employee, and $1,000,000 each disease policy limit.

(g)           During any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (i) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at the Property that are not covered by or under the terms or provisions of the insurance provided for in Section 7.1.1(c) hereof and (ii) the insurance provided for in Section 7.1.1(a) hereof, which shall, in addition to the requirements set forth in such Section, (A) be written on a builder’s “all-risk” insurance on a completed value, non-reporting form, in an amount equal to not less than the full insurable value of the Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance and with deductibles acceptable to Lender and against all risks insured against pursuant to clauses (a), (b), (d), (e), (h) and (m) of this Section 7.1.1 and (B) include permission to occupy the Property.

(h)           If required by Lender, earthquake insurance (i) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (ii) having a deductible not in excess of 5% of the total insurable value of the Property, and (iii) if the Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender.

(i)            Insurance against employee dishonesty in an amount acceptable to Lender (if applicable);

(j)            Commercial auto liability coverage for all owned, non-owned and hired autos containing minimum limits per occurrence of $1,000,000  (if applicable);

(k)           If liquor is sole from the Property, liquor liability coverage containing minimum limits of $1,000,000 or in such greater amount as may be required by applicable Legal Requirements (if applicable).

(l)            Such other insurance or higher limits (including environmental liability insurance, earthquake insurance and mine subsidence insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(m)          Notwithstanding anything in Section 7.1.1(a) hereof to the contrary, Borrower shall be required to cause Owner to obtain and maintain coverage in its property insurance Policy (or by a separate Policy), its Loss of Rents/Business Interruption coverage, and its Liability policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption insurance required in Section 7.1.1(d) hereof provided that such coverage is available.  Borrower shall obtain (or cause Owner to obtain) the coverage required under this Section 7.1.1(m) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 hereof (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrower shall (or shall cause Owner to) obtain such coverage from the highest rated insurance company providing such coverage.  In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by Section 7.1.1(a) hereof, Borrower shall (or Owner shall), nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Property plus the rental loss and/or business interruption coverage under Section 7.1.1(d) hereof provided that such coverage is available.

7.1.2       Policies.  All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 hereof shall:  (a) be issued by companies approved by Lender and authorized to do business in the State, with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s rates the Securities and rates the applicable insurance company), and a rating of “A:X” or better in the current Best’s Insurance Reports; (b) name (i) Owner as a named insured on all Policies, and (ii) Lender and Senior Lender and its successors and/or assigns as their interest may appear as the mortgagee/lender’s loss payable (in the case of property insurance and business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (c) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (d) with respect to property (including business interruption/loss of rents), commercial general liability and excess/umbrella liability policies, contain a waiver of subrogation in favor of Lender; (e) with respect to property policies (including business interruption/loss of rents), contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (i) endorsements providing that neither Borrower, Owner, Lender nor any other party shall be a co-insurer under the Policies, (ii) that Lender shall receive at least thirty (30) days’ prior written notice of cancellation of any of the property Policies, except ten (10) days’ notice for cancellation due to non-payment of premium; provided that, with respect to liability Policies, such notice shall also be provided to the extent available; however, if not available, Borrower shall provide the required notice to Lender, (iii) that such policy shall not contain any provision that would make the Lender liable for any premiums and commissions, provided that the policy need not waive the requirement that the premium be paid in order to effect continuation of coverage if the policy will be cancelled due to non-payment of premium and (iv) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (f) in the event any property insurance policy shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (g) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds and complete copies thereof delivered to Lender.  In the event of foreclosure or other transfer of title, Borrower agrees that all proceeds payable thereunder pertaining to the Property shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title.  Borrower shall cause Owner to pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Senior Lender pursuant to Section 3.4 of the Senior Loan Agreement) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender.  If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate.  Borrower shall deliver (or cause Owner to deliver) to Lender a complete copy of each Policy within thirty (30) days after its effective date.  Within thirty (30) days after request by Lender, Borrower shall obtain (or cause Owner to obtain) such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like.  Lender agrees that the Policies may be in the form of a blanket policy provided that (A) such policy otherwise meets the requirements set forth herein this Section 7.1, (B) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would a separate Policy insuring only the Property in accordance with the terms of this Agreement and (C) Borrower shall, upon written request of Lender, provide Lender with a complete schedule of locations and values for properties associated with such blanket policy (any such blanket policy that satisfies the foregoing conditions, an “Acceptable Blanket Policy”).

7.1.3       Overstock Insurance.  Notwithstanding the foregoing provisions of this Section 7.1, and subject to the satisfaction of the conditions set forth below, Borrower may rely on Overstock maintaining all or a portion of the insurance coverage required by this Section to the extent (i) the Overstock Lease is in full force and effect and no default has occurred thereunder, (ii) Overstock has provided third-party insurance which satisfies the provisions of this Section, (iii) the Overstock Lease provides it will remain in full force and effect following a Casualty or to the extent such Overstock Lease is terminated following any Casualty, the applicable insurance proceeds will be deposited with Borrower and/or Lender, (iv) (A) Lender is named as a mortgagee and a loss payee, as required pursuant to this Section, on Overstock’s property policies and as additional insured on Overstock’s general liability and umbrella liability coverages required pursuant to this Section, and (B) Borrower is named as an additional named insured on each of the property, general liability and umbrella liability Policies maintained by Overstock, and (v) Borrower shall have provided to Lender no less frequently than annually prior to renewal of such coverage maintained by Overstock evidence satisfactory to Lender in its sole discretion that Overstock maintains insurance in accordance with this Section.  For purposes of clarification, if the conditions above are not satisfied, Borrower shall, at its sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that Overstock, under the Overstock Lease does not provide the applicable insurance coverage required herein this Section or (y) “excess and contingent” insurance coverage, in the event that Overstock under the Overstock Lease does not have sufficient insurance coverage to meet the requirements in this Section, in each case, over and above any other valid and collectible coverage then in existence, as shall be necessary to bring the insurance coverage for the Property into full compliance with all of the terms and conditions of this Section.  In evaluating the sufficiency of all insurance provided with respect to the requirements of this Section, whether such insurance is provided by Borrower or Overstock, Lender (or the loan servicer) shall have the discretion, but not the obligation, to allow that Borrower only maintain “excess and contingent” insurance coverage over and above any other valid and collectible coverage then-in existence.

7.2          Casualty.

7.2.1       Notice; Restoration.  If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice thereof to Lender.  Following the occurrence of a Casualty, subject to the requirements of the Senior Loan Documents, Borrower, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild (or shall cause Owner to promptly proceed to restore, repair, replace or rebuild) the Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.  Concurrently with the delivery to Senior Lender of any of the items required under Section 7.4.3 of the Senior Loan Agreement in connection with a Restoration by Owner, Borrower shall cause such items to be concurrently delivered to Lender for Lender’s prior approval which approval shall not be unreasonably withheld, conditioned or delayed.

7.2.2       Settlement of Proceeds.  If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed the Restoration Threshold (as defined in the Senior Loan Agreement), provided no Event of Default has occurred and is continuing, Borrower may cause Owner to settle and adjust any claim without the prior consent of Lender provided that such adjustment is carried out in a competent and timely manner, and Borrower is hereby authorized to permit Owner to collect and receipt for the insurance proceeds (the “Proceeds”).  In the event of an Insured Casualty where the loss equals or exceeds the Restoration Threshold (a “Significant Casualty”), Lender may, in its reasonable discretion but subject to the rights of the Senior Lender, settle and adjust any claim without the consent of Borrower or Owner and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall, if required by Senior Lender, be due and payable solely to Senior Lender and held by Senior Lender in accordance with the terms of the Senior Loan Agreement.  If Borrower, Owner or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, Borrower shall immediately endorse (or shall cause Owner to endorse), and cause all such third parties to endorse, such check payable to the order of Lender, subject to the rights of Senior Lender.  Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender.   The actual, out of pocket reasonable expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

7.3          Condemnation.

7.3.1       Notice; Restoration.  Borrower shall promptly give Lender notice of the actual or written threat of the commencement of any condemnation or eminent domain proceeding affecting the Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation.  Following the occurrence of a Condemnation, Borrower, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild (or cause Owner to promptly proceed to restore, repair, replace or rebuild) the Property in accordance with Legal Requirements to be as nearly as possible restored to the same condition that existed prior to such Condemnation.

7.3.2       Collection of Award.  Subject to the rights of Senior Lender, Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power on behalf of Owner to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation; provided that, with respect to any Condemnation where the Award is less than the Restoration Threshold, so long as no Event of Default shall be continuing, Borrower may make any compromise, adjustment or settlement in connection with such Condemnation with the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned, or delayed.  Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the Interest Rate.  If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, subject to the rights of Senior Lender and whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt.  Borrower shall cause any Award that is payable to Borrower pursuant to Owner’s operating agreement to be paid directly to Lender, to be applied as provided in this Agreement, subject to the rights of the Senior Lender under the Senior Loan Documents.  The expenses incurred by Lender in the adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrower to Lender upon demand.

7.4          Application of Proceeds or Award.  If, pursuant to the terms of the Senior Loan Documents, Owner is ever entitled to receive any portion of any Proceeds or Awards (i.e., such amounts are not required to be used for Restoration or to be applied to repayment of the Senior Loan), Borrower shall cause such portion of such Proceeds or Award to be deposited into the Mezzanine Account and all such amounts shall then be applied to the payment of the Debt in accordance with Section 2.3.2.

8.                                      DEFAULTS

8.1          Events of Default.  An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)           any portion of the Debt is not paid when due; provided, however, if adequate funds are available in the Cash Management Account or Collection Account for any payments required hereunder, and funds are failed to be transferred from the Collection Account to the Cash Management Account or Senior Lender is otherwise obligated to (and has the right to) apply such amounts on deposit in the Cash Management Account to payment pursuant to Section 3.12(a) of the Senior Loan Agreement or to the appropriate Subaccounts, the failure by Collections Bank to transfer funds to the Cash Management Bank, or the Cash Management Bank to allocate such funds for such payment pursuant to Section 3.12(a) of the Senior Loan Agreement or into the appropriate Subaccounts, in either case, shall not constitute an Event of Default hereunder; provided, not more than three (3) times during the Term of the Loan, a default under this Section 8.1(a) shall not be an Event of Default unless Borrower has failed to cure such default within three (3) Business Days of Lender delivering written notice to Borrower of such default;

(b)           any of the Property Taxes are not paid prior to delinquency (unless, (i) with respect to Real Estate Taxes, Senior Lender is paying such Real Estate Taxes pursuant to the Senior Loan Agreement, sufficient funds are in the Tax Subaccount or the Cash Management Account to make such payment, Senior Lender is otherwise obligated to (and has the right to) make such payments, and Senior Lender has failed to make such payments), (ii) sufficient funds exist in the Collection Account and Collection Bank has failed to make transfers to the Cash Management Account subject to Borrower’s and Owner’s right to contest Property Taxes in accordance with Section 5.2 hereof and the Senior Loan Documents, as applicable;

(c)           the Policies are (i) not kept in full force and effect (unless, (x) with respect to Insurance Premiums, Senior Lender is paying such Insurance Premiums pursuant to the Senior Loan Agreement, sufficient funds are in the Insurance Subaccount or the Cash Management Account to make such payment, Senior Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Senior Lender has failed to make such payments or (y) or (ii) sufficient funds exist in the Collection Account and Collection Bank has failed to make transfers to the Cash Management Account) or (ii) not delivered to Lender upon request;

(d)           a Transfer other than a Permitted Transfer occurs;

(e)           any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by Borrower or Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)            Borrower, Owner or Guarantor shall make an assignment for the benefit of creditors;

(g)           a receiver, liquidator or trustee shall be appointed for Borrower, Owner or Guarantor; or Borrower, Owner or Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Owner or Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of Borrower, Owner or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Owner or Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)           Borrower breaches any covenant contained in (i) Sections 5.12.1(i) through (v), 5.15, 5.22, 5.25, 5.27 or 5.28 hereof, or (ii) Section 5.13 hereof (provided, however, with respect to a breach of any covenant in Section 5.13 hereof, such breach shall not constitute an Event of Default if such breach (A) was inadvertent, immaterial and non-recurring and (B) is curable and Borrower promptly cures same within ten (10) Business Days after the earlier to occur of (x) the discovery of such breach by Borrower or (y) receipt of notice from Lender);

(i)            except as expressly permitted hereunder, the alteration, improvement, demolition or removal of all or any portion of the Improvements without the prior written consent of Lender;

(j)            an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k)           an Event of Default as defined or described in the Senior Loan Documents occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or permit Senior Lender to accelerate the maturity of any portion of the Senior Loan;

(l)            a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(m)          any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrower’s counsel in connection with the Loan or otherwise hereunder, were not true and correct in a material respect as of the date of such opinion or thereafter became untrue or incorrect in any material respect;

(n)           Guarantor breaches any of the financial covenants set forth in Section 6 of the Guaranty;

(o)           a breach by Owner of the “special purpose entity” covenants contained the applicable Senior Loan Documents; or

(p)           a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) days after notice to Borrower (and Guarantor, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrower (or Guarantor, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrower (or Guarantor, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.

8.2          Remedies.

8.2.1       Acceleration.  Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Sections 8.1(f) or (g) hereof), in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Collateral; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower), without notice or demand; and upon any Event of Default described in Sections 8.1(f) or (g) hereof, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, and any other amounts owing by Borrower) shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2       Remedies Cumulative.  Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents.  Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing, (a) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (b) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral, the Pledge and other Security Documents have been foreclosed, the Collateral has been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.  To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any portion of the Collateral for the satisfaction of any of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Collateral, in its discretion.

8.2.3       Severance.

(a)           During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Pledge in any manner and for any amounts secured by the Pledge then due and payable as determined by Lender, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and interest, Lender may foreclose the Pledge to recover such delinquent payments; or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Pledge to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Pledge as Lender may elect.  Notwithstanding one or more partial foreclosures, the Collateral shall remain subject to the Pledge to secure payment of the sums secured by the Pledge and not previously recovered.

(b)           During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, pledge and security agreements and other security documents in such denominations and priorities of payment and liens as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender; provided any such modifications shall not materially increase Borrower’s obligations nor decrease Borrower’s rights under the Loan Documents.  Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance in accordance with the provisions hereof, Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4       Delay.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.  Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Collateral to the extent necessary to foreclose on all or less than all of any portion of such Collateral.

8.2.5       Lender’s Right to Perform.  If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue beyond all applicable notice and cure periods, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Pledge and other Loan Documents) and shall bear interest thereafter at the Default Rate.  Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

9.                                      SENIOR LOAN

9.1          Compliance with Senior Loan Documents.  Borrower shall (or shall cause Owner to):  (a) pay all principal, interest and other sums required to be paid by Owner under and pursuant to the provisions of the Senior Loan Documents; (b) diligently perform and observe all of the terms, covenants and conditions of the Senior Loan Documents on the part of Owner to be performed and observed, unless such performance or observance shall be waived in writing by Senior Lender; (c) promptly notify Lender of the giving of any notice by Senior Lender to Owner or Borrower of any default by Owner in the performance or observance of any of the terms, covenants or conditions of the Senior Loan Documents on the part of Owner to be performed or observed and deliver to Lender a true copy of each such notice; (d) deliver a true, correct and complete copy of all notices, demands, requests or material correspondence (including electronically transmitted items) given or received by Owner or Guarantor to or from the Senior Lender or its agent; and (e) not enter into or be bound by any Senior Loan Documents that are not approved by Lender (except for amendments which Borrower is required to execute in accordance with the Senior Loan Documents.  Without limiting the foregoing, Borrower shall cause Owner to fund all reserves required to be funded pursuant to the Senior Loan Documents.  In the event of a refinancing of the Senior Loan permitted by the terms of this Agreement, Borrower will cause all reserves on deposit with Senior Lender to be utilized by Owner to reduce the amount due and payable to the Senior Lender or alternatively shall be remitted to Lender as a mandatory prepayment of the Loan.

9.2          Senior Loan Defaults.

(a)           Without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, if there shall occur any default beyond all applicable notice and cure periods under the Senior Loan Documents, Borrower hereby expressly agrees that Lender shall have the immediate right, without prior notice to Borrower, but shall be under no obligation:  (i) to pay all or any part of the Senior Loan and any other sums that are then due and payable, and to perform any act or take any action on behalf of Borrower and/or Owner as may be appropriate, to cause all of the terms, covenants and conditions of the Senior Loan Documents on the part of Owner to be performed or observed thereunder to be promptly performed or observed; and (ii) to pay any other amounts and take any other action as Lender, in its sole and absolute discretion, shall deem advisable to protect or preserve the rights and interests of Lender in the Loan and/or the Collateral.  All sums so paid and the actual out-of-pocket costs and expenses incurred by Lender in exercising rights under this Section 9.2 (including reasonable attorneys’ fees) (i) shall constitute additional advances of the Loan to Borrower, (ii) shall increase the then unpaid Principal, (iii) shall bear interest at the Default Rate for the period from the date that such costs or expenses were incurred to the date of payment to Lender, (iv) shall constitute a portion of the Debt, and (v) shall be secured by the Pledge.

(b)           Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought, and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender as a result of the foregoing actions, except to the extent arising out of Lender’s gross negligence, willful misconduct, bad faith or illegal acts.  Lender shall have no obligation to Borrower, Sole Member, Owner or any other party to make any such payment or performance.  Borrower shall not impede, interfere with, hinder or delay, and shall not permit Owner to impede, interfere with, hinder or delay, any effort or action on the part of Lender to cure any default or asserted default under the Senior Loan, or to otherwise protect or preserve Lender’s interests in the Loan and the Collateral following a default or asserted default under the Senior Loan.

(c)           Any default or breach by Owner under the Senior Loan Documents which is not cured prior to the expiration of any applicable grace, notice or cure period afforded to Owner under the Senior Loan Documents shall constitute an Event of Default, without regard to any subsequent payment or performance of any such obligations by Lender.  Borrower hereby grants Lender and any person designated by Lender the right to enter upon the Property at any time following the occurrence and during the continuance of any Event of Default, or the assertion by Senior Lender that an Event of Default has occurred under the Senior Loan Documents, for the purpose of taking any such action or to appear in, defend or bring any action or proceeding to protect Borrower’s, Owner’s and/or Lender’s interest.  Lender may take such action as Lender deems reasonably necessary or desirable to carry out the intents and purposes of this subsection (including communicating with Senior Lender with respect to any Senior Loan defaults), without prior notice to, or consent from, Borrower.  Lender shall have no obligation to complete any cure or attempted cure undertaken or commenced by Lender.

(d)           If Lender shall receive a copy of any notice of default under the Senior Loan Documents sent by Senior Lender to Owner, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith, in reliance thereon.  As a material inducement to Lender’s making the Loan, Borrower hereby absolutely and unconditionally releases and waives all claims against Lender arising out of Lender’s exercise of its rights and remedies provided in this Section 9.2, except for Lender’s gross negligence, bad faith, illegal acts or willful misconduct.  In the event that Lender makes any payment in respect of the Senior Loan, Lender shall be subrogated to all of the rights of Senior Lender under the Senior Loan Documents against the Property, in addition to all other rights it may have under the Loan Documents.

9.3          Senior Loan Estoppels.  Borrower shall (or shall cause Owner to), from time to time, use reasonable efforts to obtain from Senior Lender such certificates of estoppel with respect to compliance by Owner with the terms of the Senior Loan Documents as may be reasonably requested by Lender.  In the event or to the extent that Senior Lender is not legally obligated to deliver such certificates of estoppel and is unwilling to deliver the same, or is legally obligated to deliver such certificates of estoppel but breaches such obligation, then Borrower shall not be in breach of this provision so long as Borrower  furnishes to Lender an estoppel executed by Borrower and Owner expressly representing to Lender the information requested by Lender regarding compliance by Owner with the terms of the Senior Loan Documents.  Borrower hereby indemnifies Lender from and against all liabilities, obligations, losses, damages, penalties, assessments, actions, or causes of action, judgments, suits, claims, demands, costs, expenses (including attorneys’ and other professional fees, whether or not suit is brought and settlement costs) and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Lender based in whole or in part upon any fact, event, condition, or circumstances relating to the Senior Loan which was misrepresented in, or which warrants disclosure and was omitted from such estoppel executed by Borrower and Owner.

9.4          No Amendments to Senior Loan Documents.  Without obtaining the prior written consent of Lender, Borrower shall not cause or permit Owner to (i) enter into any amendment or modification of any of the Senior Loan Documents (except as may be required by the Senior Loan), or (ii) grant to Senior Lender any consent or waiver.  Borrower shall cause Owner to provide Lender with a copy of any amendment or modification to the Senior Loan Documents within five days after the execution thereof.

9.5          Acquisition of the Senior Loan.  Neither Borrower, Sole Member or Owner or any Affiliate of any of them shall acquire or agree to acquire the Senior Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Senior Loan, via purchase, transfer, exchange or otherwise, and any breach or attempted breach of this provision shall constitute an Event of Default hereunder.  If, solely by operation of applicable subrogation law, Borrower, Sole Member or Owner or any Affiliate of any of them shall have failed to comply with the foregoing, then Borrower:  (i) shall immediately notify Lender of such failure; (ii) shall cause any and all such prohibited parties acquiring any interest in the Senior Loan Documents:  (A) not to enforce the Senior Loan Documents; and (B) upon the request of Lender, to the extent any of such prohibited parties has or have the power or authority to do so, to promptly:  (1) cancel the promissory note evidencing the Senior Loan, (2) re-convey and release the lien securing the Senior Loan and any other collateral under the Senior Loan Documents, and (3) discontinue and terminate any enforcement proceeding(s) under the Senior Loan Documents.

9.6          Deed in Lieu of Foreclosure.  Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Owner to, enter into any deed-in-lieu or consensual foreclosure with or for the benefit of Senior Lender or any of its affiliates.  Without the express prior written consent of Lender, Borrower shall not, and Borrower shall not cause, suffer or permit Owner to, enter into any consensual sale or other transaction in connection with the Senior Loan which could diminish, modify, terminate, impair or otherwise adversely affect the interests of Lender or Borrower, the Collateral or any portion thereof or any interest therein or of Owner in the Property or portion thereof or any interest therein.

9.7          Refinancing or Prepayment of the Senior Loan.  Neither Borrower, nor Sole Member nor Owner shall make any voluntary partial or full prepayments of amounts owing under the Senior Loan or refinance the Senior Loan without the prior written consent of Lender, unless such refinancing results in the concurrent payment in full of the Debt.

9.8          Intercreditor Agreement.  Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Senior Lender (the “Intercreditor Agreement”) will be solely for the benefit of Lender and Senior Lender, and that Borrower and Owner shall not be intended third-party beneficiaries of any of the provisions therein, shall have no rights thereunder and shall not be entitled to rely on any of the provisions contained therein.  Lender and Senior Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement.  Borrower’s obligations hereunder are and will be independent of such Intercreditor Agreement and shall remain unmodified by the terms and provisions thereof.

10.                               SECONDARY MARKET PROVISIONS

10.1        Sale of Note and Secondary Market Transaction.

10.1.1     General; Borrower Cooperation.  Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (b) to sell participation interests in the Loan to one or more investors or (c) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Collateral (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”, and the transactions referred to in clause (c) shall be referred to herein as a “Securitization”).  In connection with any Secondary Market Transaction, Borrower shall, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including:  (i) to (A) provide such financial and other information with respect to the Collateral, the Property, Borrower and Owner and their Affiliates, Guarantor, Manager and any tenants of the Property, to the extent Borrower has rights or access thereof, (B)  provide business plans and budgets relating to the Property and (C)  perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this clause (i) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (ii) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Collateral, the Property, Borrower and Owner and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (iii) make such representations and warranties as of the date hereof of any Secondary Market Transaction with respect to the Collateral, the Property, Borrower, Owner and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating

Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (iv) provide current certificates of good standing and qualification with respect to Borrower and Sole Member from appropriate Governmental Authorities; and (v) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Lender or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this clause (v) shall result in a material economic change in the transaction at any time during the Term nor materially increase Borrower’s obligations nor decrease Borrower’s rights under the Loan Documents.  Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

10.1.2     Use of Information.  Borrower understands that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction.  If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Owner, Manager, the Collateral and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

10.1.3     Borrower Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, Borrower shall:  (a) if requested by Lender, certify in writing that Borrower has examined those portions of such Disclosure Document, pertaining to Borrower, Owner, the Collateral, the Property, Manager and the Loan, and that, as to factual matters related to Borrower, the Property or the Loan, such portions do not contain any untrue statement of a material fact or omit to state a material fact known to Borrower necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender (and for purposes of this Section 10.1, Lender shall include LoanCore, its Affiliates, successors and assigns, and their respective officers and directors) and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within clause (iii), the “Lender Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact related to Borrower, the Property or Guarantor contained in any of the Provided Information which Borrower has reviewed and approved or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Owner, Manager, Guarantor, the Collateral, the Property or the Loan, or (B) the omission or alleged omission to state therein a material fact related to Borrower, Guarantor or the Property and known by Borrower required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections which have been reviewed and approved by Borrower in light of the circumstances under which they were made, not misleading; provided, however, that Borrower shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrower identified to Lender in writing at the time of Borrower’s examination of such Disclosure Document or for any projections, illegal acts, fraud or intentional misrepresentations made by the Lender Group, the Issuer or the Underwriter Group or for any information which Borrower has not received.

10.1.4     Borrower Indemnity Regarding Filings.  In connection with filings under the Exchange Act, Borrower shall (a) indemnify Lender, the Lender Group and the Underwriter Group for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the actual omission to state in the Provided Information, which was provided to and approved by Borrower, a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information related to Borrower, Owner, Guarantor or the Property, and which has been provided to Borrower for review, in light of the circumstances under which they were made not misleading and (b) reimburse Lender, the Lender Group or the Underwriter Group for any legal or other expenses actually incurred by Lender, Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities which are incurred as a result of the actual omission to state in the Provided Information, which was provided to and approved by Borrower, of a material fact known to Borrower required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading, except, in each case, arising out of the fraud, illegal acts, or intentional misrepresentations of the Lender, Lender Group or Underwriter Group.

10.1.5     Indemnification Procedure.  Promptly after receipt by an indemnified party under Section 10.1.3 above or Section 10.1.4 above of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower.  If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its reasonable discretion.  After notice from Borrower to such indemnified party under this Section 10.1.5, Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable out-of-pocket costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.  Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), Borrower shall not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Borrower is an actual or potential party to such claim, action, suit or proceeding) unless Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings.

10.1.6     Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 10.1.3 above or Section 10.1.4 above is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 10.1.3 above or Section 10.1.4 above, Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation.  In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:  (a) the Lender Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (b) the opportunity to correct and prevent any statement or omission; and (c) any other equitable considerations appropriate in the circumstances.  Lender and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

10.1.7     Survival.  The liabilities and obligations of both Borrower and Lender under this Section 9.1 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

10.2        Severance of Loan.  Lender, without in any way limiting Lender’s other rights hereunder, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided.  Without limiting the foregoing, Lender may (a) cause the Note and the Pledge to be split into a first and second loan, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (c) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), (d) otherwise sever the Loan into two (2) or more loans secured by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior mezzanine loan/junior mezzanine loan structure), in each such case described in clauses (a) through (d) above, in whatever proportion and whatever priority Lender determines, and (e) modify the Loan Documents with respect to the newly created notes or components of the Note such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan.  Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations, or decrease the rights, of Borrower under the Loan Documents; provided, however, in each such instance the outstanding principal balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Interest Rate immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a Liquidation Event may cause the weighted average Interest Rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts).  If requested by Lender, Borrower (and Borrower’s constituent members, if applicable, and Guarantor) shall execute within two (2) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance.  At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations.  Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 10.2 and, provided that such modification shall comply with the terms of this Section 10.2, it shall become immediately effective.

10.3        Costs and Expenses.  Notwithstanding anything to the contrary contained in this Article 9, Borrower shall not be required to incur any out-of-pocket costs or expenses in the performance of its obligations under Sections 10.1 or 10.2 hereof (excluding the indemnity obligations set forth in each such section) in excess of $10,000, other than fees and expenses of Borrower’s legal counsel, accountants and consultants.

11.                               MISCELLANEOUS

11.1        Exculpation.  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any portion of the Collateral; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Collateral.  The provisions of this Section 11.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document, (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Security Documents, (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder, (iv) impair the right of Lender to obtain the appointment of a receiver, (v) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by the Pledge or the other Security Documents or to exercise its remedies against all or any portion of the Collateral, or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):

(a)           fraud, willful misconduct, misrepresentation or failure to disclose a material fact by or on behalf of Borrower, Owner or Guarantor or any Affiliate of Borrower, Owner or Guarantor, or any of their respective agents or representatives in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)           the forfeiture by Borrower of the Collateral, (or any portion thereof) or by Owner of the Property, or any portion thereof, because of the conduct or purported conduct of criminal activity by Borrower, Owner or Guarantor or any of their respective agents or representatives in connection therewith;

(c)           intentional physical waste of the Property or any portion thereof (including the abandonment of the Property), or, after an Event of Default, the removal or disposal of any material portion of the Property by Borrower or its Affiliates;

(d)           any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to the Property not applied in accordance with the provisions of the Loan Documents and the Senior Loan Documents (except to the extent that Borrower or Owner did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)           all Rents of the Property received or collected by or on behalf of Borrower or Owner after an Event of Default (but not those collected by the Senior Lender) and not applied to payment of the obligations under the Senior Loan Document or Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of the Property, as they become due or payable (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower or Owner is legally prevented from directing the disbursement of such sums);

(f)            misappropriation or conversion by or on behalf of Borrower or Owner (including, subject to the rights of the Senior Lender, failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, advance deposits, any other deposits, rents collected in advance, funds held by Borrower or Owner for the benefit of another party and Lease Termination Payments);

(g)           the failure to pay Property Taxes (unless, with respect to Real Estate Taxes, Senior Lender is paying such Real Estate Taxes pursuant to Section 3.3 of the Senior Loan Agreement, sufficient funds are in the Collection Account, Cash Management Account, or Tax Subaccount to make such payment, Senior Lender is otherwise obligated to (and has the right to) make such payments, and Senior Lender has failed to make such payments), except to the extent gross revenues from the Property are sufficient to pay the same;

(h)           the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8 hereof, and clauses (h) through (l) of Section 5.31 hereof;

(i)            the failure to pay (or cause Owner to pay) any charges for labor or materials or other charges that can create Liens on any portion of the Property, except to the extent the same are being contested as permitted herein;

(j)            any security deposits, advance deposits or any other deposits collected with respect to the Property which are not delivered Senior Lender in accordance with the Senior Loan Documents or to Lender in accordance with the provisions of the Loan Documents;

(k)           the failure to obtain and maintain (or cause Owner to obtain and maintain) the fully paid for Policies in accordance with Section 7.1.1 hereof (unless, with respect to Insurance Premiums, Senior Lender is paying such Insurance Premiums pursuant to Section 3.4 of the Senior Loan Agreement, sufficient funds are in the Collection Account, Cash Management Account or Insurance Subaccount to make such payment, Senior Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Senior Lender has failed to make such payments), except to the extent gross revenues from the Property are sufficient to pay the same;

(l)            Borrower’s indemnification of Lender set forth in Sections 5.30, 10.1 and 10.2 hereof;

(m)          the failure by Borrower to cause Owner to deposit with Senior Lender all Rents, as required under Article 3 of the Senior Loan Agreement;

(n)           the failure by Borrower to cause Owner to use any funds released by Senior Lender from any subaccount provided for in the Senior Loan Agreement for Approved Capital Expenses (as defined in such Senior Loan Agreement), Approved Leasing Expenses, Approved Operating Expenses, as applicable, or for any other intended use therefor, as more particularly provided for in the Senior Loan Agreement;

(o)           intentionally omitted;

(p)           a breach of the representation set forth in Section 4.1(b) hereof or a breach in the covenants set forth in Section 5.13 hereof or a breach by Owner of the “special purpose entity” covenants contained the applicable Senior Loan Documents, which failure or breach does not result in the substantive consolidation of Borrowers’ assets with the assets of any other Person;

(q)           any obligation of Borrower or Owner to indemnify any Person that, immediately prior to any acquisition of title of the Collateral pursuant to a UCC foreclosure sale, a UCC strict foreclosure, an assignment in lieu of foreclosure or other enforcement action under the Loan Documents (collectively, an “Equity Collateral Enforcement Action”; and the date on which an Equity Collateral Enforcement Action is consummated, an “Equity Collateral Transfer Date”), was an Affiliate of Borrower or Owner, to the extent such obligation continues to be the obligation of the transferee at such Equity Collateral Enforcement Action and is not expressly waived in writing by the Persons covered by such indemnification obligation and (B) any obligation of Borrower or Owner accruing prior to, on or after the Equity Collateral Transfer Date to pay (1) legal fees to legal counsel engaged by Borrower or Owner prior to the Equity Collateral Transfer Date, (2) amounts due under any contract between Borrower or Owner, on the one hand, and any of Borrower, Owner, any Guarantor or any Affiliate of any of them, on the other hand (unless such contract is assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date), or (3) amounts due under any contract between any of Borrower, Owner, any Guarantor or any Affiliate of any of them, on the one hand, and any Person not Affiliated with any of Borrower, Owner, any Guarantor or any Affiliate of any of them, on the other hand, that has been entered into without the prior written approval of Lender to the extent such prior written approval was required under the Loan Documents (unless such contract was assumed in writing by the Person acquiring the Collateral on or after the Equity Collateral Transfer Date) and/or following the completion of any Equity Collateral Enforcement Action, any accounts payable of any of Borrower, Owner, any Guarantor or any Affiliate of any of them or any income tax or indemnity liability of any of Borrower, Owner, any Guarantor or any Affiliate of any of them to third parties or to any other of Borrower, Owner, any Guarantor or any Affiliate of any of them; and/or

(r)            if Guarantor, Borrower or any Affiliate of any of the foregoing, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Pledge or any other Loan Document, seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan which the court in any such action or proceeding determines that Borrower’s defense is without merit or such request for judicial intervention or injunctive or other equitable relief is unwarranted.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i)            an Event of Default described in Section 8.1(d) hereof shall have occurred (other than with respect to entering into of Leases, easements, restrictive covenants, licenses or occupancy agreements expressly permitted pursuant to the terms of the Loan Documents);

(ii)           a breach of the representation set forth in Section 4.1(b) hereof or a breach in the covenants set forth in Section 5.13 hereof or a breach by Owner of the “special purpose entity” covenants contained the applicable Senior Loan Documents, and such failure results in the substantive consolidation of Borrowers’ assets with the assets of any other Person;

(iii)          Borrower or Owner files a voluntary petition under the Bankruptcy Code or files a petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law;

(iv)          Borrower or Owner is substantively consolidated with any other Person; unless such consolidation was involuntary and not consented to by Borrower, Owner or Guarantor and is discharged, stayed or dismissed within sixty (60) days following the occurrence of such consolidation;

(v)           the filing of an involuntary petition against Borrower and/or Owner under the Bankruptcy Code or an involuntary petition for bankruptcy, reorganization or similar proceeding pursuant to any other Federal or state bankruptcy, insolvency or similar law by any other Person (other than Lender or Servicer) in which (x) Borrower, Owner or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Owner colludes with or otherwise assists such Person, and/or (y) Borrower and/or Owner or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Owner solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower and/or Owner by any Person;

(vi)          Borrower or Owner or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Owner files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against it by any other Person (other than Lender or Servicer) under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;

(vii)         Borrower, Owner or any Affiliate, officer, director or representative which, directly or indirectly, Controls Borrower and/or Owner consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for Borrower and/or Owner or any portion of the Property (other than Lender or Servicer);

(viii)        Borrower or Owner makes an assignment for the benefit of creditors or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(ix)          Any of Borrower, Owner, Guarantor or any Affiliate of any of them causes Owner to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or any termination or cancellation of the limited liability company membership certificate evidencing Borrower’s one hundred percent (100%) ownership interest in Owner, as delivered to Lender in connection with the origination of the Loan in connection with the Pledge Agreement; and/or

(x)           if the Overstock Lease is amended, modified or terminated

without Lender’s prior written consent.

11.2        Brokers and Financial Advisors.

(a)           Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Northmarq Capital (“Broker”) whose fees shall be paid by Borrower pursuant to a separate agreement.  Borrower shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.  The provisions of this Section 11.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b)           Notwithstanding anything in Section 11.2(a) hereof to the contrary, Borrower hereby acknowledges that (i) at Lender’s sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

11.3        Retention of Servicer.

(a)           At the option of Lender, the Loan may be serviced by the Servicer and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and the Servicer.  Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement.  Borrower shall not be responsible for payment of the regular ongoing master servicing fee due to the Servicer under the Servicing Agreement.

(b)           Subject to the limitations set forth in the Loan Documents, Borrower shall pay any fees and expenses of the Servicer and any actual out of pocket third-party fees and expenses in connection with a prepayment, release of the Property, approvals under the Loan Documents requested by Borrower, defeasance, assumption of Borrower’s obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, reasonable attorneys’ fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.

11.4        Survival.  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All of Borrower’s covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

11.5        Lender’s Discretion; Rating Agency Review Waiver.

(a)           Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to request, approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to request, approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive.  Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender’s reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b)           Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Comfort Letter requirement with respect to such Rating Agency shall be deemed to be satisfied with respect to such matter.  It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required.

(c)           Whenever pursuant to this Agreement Lender has an approval or consent right, Borrower agrees and understands that such approval or consent may be conditioned upon Owner’s receipt of all applicable Senior Lender consents (including any required Rating Agency Confirmations).

(d)           Prior to a Securitization or in the event that there is a Review Waiver, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Agency Confirmation shall be deemed instead to require the prior written consent of Lender.

11.6        Governing Law.

(a)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA.  TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK  AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEMS, 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10005, AS ITS AUTHORIZED AGENT TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF BORROWER MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.  NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY

COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

11.7        Modification, Waiver in Writing.  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount.  Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

11.8        Trial by Jury.  BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

11.9        Headings/Schedules.  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

11.10      Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.11      Preferences.  Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Debt.  To the extent Borrower makes a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.  This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

11.12      Waiver of Notice.  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to Borrower.

11.13      Remedies of Borrower.  If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrower’s sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment.  Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.  Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrower’s behalf.  Additionally, and without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

11.14      Prior Agreements.  This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

11.15      Offsets, Counterclaims and Defenses.  Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents.  Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

11.16      Publicity.  All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public, which refers to the Loan Documents, the Loan, Lender or any member of the Lender Group, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of Lender.  Lender shall have the right to issue any of the foregoing without Borrower’s approval.

11.17      No Usury.  Borrower and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 11.17 shall control every other agreement in the Loan Documents.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.  Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

11.18      Conflict; Construction of Documents; Reliance.  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them.  Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

11.19      No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)           Borrower and Lender intend that the relationships created under the Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

(b)           The Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

11.20      Intentionally Omitted.

11.21      Assignments and Participations.  In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person.  Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects.  Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

11.22      Intentionally Omitted.

11.23      Waiver of Marshalling of Assets.  To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of the Collateral, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Collateral for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of the Collateral in preference to every other claimant whatsoever.

11.24      Joint and Several Liability.  If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several.

11.25      Creation of Security Interest.  Notwithstanding any other provision set forth in this Agreement, the Note, the Pledge or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Pledge and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

11.26      Proofs of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, Owner, Sole Member or Guarantor, or any of their respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire Debt at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower hereunder after such date.

11.27      Waiver of Stay.  Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the Debt or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

11.28      Certain Additional Rights of Lender.  Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(a)           the right to routinely consult with Borrower’s management regarding the significant business activities and business and financial developments of Borrower or Owner, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(b)           the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower or Owner at any time upon reasonable notice;

(c)           the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholders’ equity and cash flow, a management report and schedules of outstanding indebtedness;

(d)           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Collateral so long as any portion of the Debt remains outstanding;

(e)           the right, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrower’s or Owner’s payments of management, consulting, director or similar fees to Affiliates of Borrower or Owner from the Rents;

(f)            the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower or Owner of any other significant property (other than personal property required for the day to day operation of the Property or the Collateral); and

(g)           the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender.  The provisions of this Section are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

11.29      Set-Off.  In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) upon the occurrence and during the continuance of an Event of Default, to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower.  Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

11.30      Certain Payments From Lender.  Lender has advised Borrower that, pursuant to the Intercreditor Agreement, Lender may be required in certain circumstances to turn over to Senior Lender certain payments received by Lender from Borrower or from Guarantor (or out of the Collateral).  If Lender turns over any such payments to Senior Lender, then, (a) upon notice to Borrower of any such turn over and the amount thereof, the amount of such payments shall be deemed to have been contributed as a capital contribution from Borrower to Owner and then paid by Owner to Senior Lender on account of the Senior Loan, (b) Senior Lender shall apply such amount as an optional prepayment in accordance with the Section 2.3.3of the Senior Loan Agreement and (c) amounts owing by Borrower to Lender pursuant to the Loan Documents shall be computed as if such amounts had not been paid to Lender.

11.31      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

11.32      Negation of Implied Right to Cure Events of Default.  Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrower written notice of such Event of Default, in each case without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

11.33      Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

(a)           Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(ii)           the effects of any Bail-in Action on any such liability, including, if applicable:

(A)          a reduction in full or in part or cancellation of any such liability;

(B)          a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

(b)           As used in this Section 11.33 the following terms have the following meanings ascribed thereto:

(i)            “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an

EEA Financial Institution;

(ii)           “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;

(iii)          “EEA Financial Institution” means (A) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (B) any entity established in an EEA Member Country which is a parent of an institution described in clause (A) of this definition, or (C) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (A) or (B) of this definition and is subject to consolidated supervision with its parent;

(iv)          “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway;

(v)           “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

(vi)          “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and

(vii)         “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

11.34      Registered Obligations.

(a)           Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Note is, and any other promissory notes issued under the Loan Documents shall be, registered as to both principal and any stated interest.

(b)           If Lender sells a participation interest in the Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)           Lender or its designee, acting for this purpose solely as a non-fiduciary agent of Borrower, shall maintain a register (the “Register”) for the recordation of the name and address of each Lender, the outstanding Principal, accrued and unpaid interest and other fees due it hereunder (any such amount a “Borrower Obligation”) and whether such Lender is the original Lender or an assignee pursuant to an assignment under Section 11.21.  The Register shall be made available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive, absent manifest error, and Borrower and Lender shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of any Borrower Obligation held by such holder, as indicated in the Register, for all purposes of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

PEACE COLISEUM MEZZANINE, LLC
a Delaware limited liability company

By:	OVERSTOCK.COM, INC.,
a Delaware corporation,
its manager

By:	/s/ E. Glen Nickle
	Name:	E. Glen Nickle
	Title:	Vice President, Legal and General Counsel

MEZZANINE LOAN AGREEMENT – Signature Page

LENDER:

LOANCORE CAPITAL MARKETS LLC,
a Delaware limited liability company

By:	/s/ Jean Baker
Name: Jean Baker
Title: Managing Director

MEZZANINE LOAN AGREEMENT – Signature Page

Schedule 1

Exceptions to Representations and Warranties

None.

1

Schedule 2

Rent Roll

[see attached page(s)]

Schedule 3

Organization of Borrower

[see attached page(s)]

Schedule 4

Definition of Special Purpose Bankruptcy Remote Entity

(I)            A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i)            was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property, and all activities incidental thereto;

(ii)           has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)          has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)          (A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) and (B) has not been the product of, the subject of or otherwise involved in, in each case, any limited liability company division (whether pursuant to a plan of division or otherwise);

(v)           if such entity is a limited partnership, has and will have, as its only general partners, Special Purpose Bankruptcy Remote Entities that are corporations;

(vi)          if such entity is a corporation, has and will have at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless all of the directors and all Independent Directors shall have participated in such vote, and the organizational documents of such entity shall provide that no Independent Director may be removed or replaced without Cause and unless such entity provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director;

1

(vii)         if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation and such corporation is the managing member of such limited liability company;

(viii)        if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member, (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property or the Pledged Collateral, as applicable, without the consent of the applicable Rating Agencies for as long as the Loan is outstanding and (D) such entity shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Act or otherwise);

(ix)          has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that could reasonably be expected to cause such entity to become insolvent;

(x)           has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations so long as the Property is producing sufficient income; provided, the foregoing will not require any member or manager to contribute additional funds to Borrower or Sole Member;

(xi)          has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)         has maintained and will maintain its accounts, books and records separate from any other Person and will file its own Tax returns, except to the extent Borrower is a disregarded entity for tax purposes;

(xiii)        has maintained and will maintain its books, records, resolutions and agreements as official records;

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(xiv)        has not commingled and will not commingle its funds or assets with those of any other Person, except as otherwise contemplated by the Loan Documents;

(xv)         has held and will hold its assets in its own name, except as otherwise contemplated by the Loan Documents;

(xvi)        has conducted and will conduct its business in its name,

(xvii)       has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person except as permitted by GAAP or tax basis accounting; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated Person nor constitute obligations of the consolidated Person;

(xviii)      has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix)        has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)         has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi)        has not and will not have any indebtedness other than Permitted Indebtedness;

(xxii)       has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person and has not and will not permit any Affiliate to assume or guarantee or become obligated for its debts other than, with respect to Borrower, the Guarantor in connection with the Loan;

(xxiii)      has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)     has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxv)      except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)     has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

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(xxvii)    has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii)   has not made and will not make loans to any Person and has not permitted and will not permit any Affiliate to make any loans to it;

(xxix)     has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)      has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi)     has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxxii)    has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents; and

(xxxiii)   will consider the interests of its creditors in connection with all corporate, partnership or limited liability company actions, as applicable.

(II)          “Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter:

(i)    was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii)           has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)          has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)          (A) has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or

4

membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable) and (B) has not been the produce of, the subject of or otherwise involved in, in each case, any limited liability company division (whether pursuant to a plan of division or otherwise);

(v)           has not, and without the unanimous consent of all of directors (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action that could reasonably be expected to cause such entity to become insolvent;

(vi)          has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations so long as the Property is producing sufficient income; provided, the foregoing will not require any member or manager to contribute additional funds to Borrower or Sole Member;

(vii)         has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(viii)        has maintained and will maintain its books, records, resolutions and agreements as official records;

(ix)          has not commingled and will not commingle its funds or assets with those of any other Person, except as otherwise contemplated by the Loan Documents;

(x)           has held and will hold its assets in its own name, except as otherwise contemplated by the Loan Documents;

(xi)          has conducted and will conduct its business in its name,

(xii)         has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person except as permitted by GAAP or tax basis accounting; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated Person nor constitute obligations of the consolidated Person;

(xiii)        has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

5

(xiv)        has observed and will observe all limited liability company formalities;

(xv)         has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xvi)        (a) if such entity owns the Property, has no and will not have any indebtedness other than “Permitted Indebtedness” (as defined in the Senior Loan Agreement), or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has not and will not have any indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $10,000 and (2) are paid within thirty (30) days of the date incurred;

(xvii)       has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person and will not permit any Affiliate to assume or guarantee or become obligated for its debts, except as otherwise contemplated by the Loan Documents;

(xviii)      has not and will not acquire obligations or securities of its partners, members or shareholders;

(xix)        has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xx)         except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxi)        has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxii)       has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxiii)      has not made and will not make loans to any Person and has not permitted and will not permit any Affiliate to make any loans to it;

(xxiv)     has not identified and will not identify its members or any Affiliate of any of them, as a division or part of it;

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(xxv)      has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxvi)     has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation;

(xxvii)    has and will have an express acknowledgment in its organizational documents that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents;

(xxviii)   will consider the interests of its creditors in connection with all limited liability company actions;

(xxix)     has maintained and will maintain its accounts, books and records separate from any other person;

(xxx)      has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors designated by Sole Member, and at all times there shall be at least two (2) duly appointed Independent Directors on the board of directors, and the board of directors will not take any action requiring the unanimous affirmative vote of 100% of the members of its board of directors unless, at the time of such action there are at least two (2) members of the board of directors who are Independent Directors, and all of the directors and all Independent Directors shall have participated in such vote;

(xxxi)     has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution or division, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director, (C) no Independent Director may be removed or replaced without Cause and unless the company provides Lender with not less than three (3) Business Days’ prior written notice

7

of (a) any proposed removal of an Independent Director, together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director except in the event of death or legal incapacity of an Independent Director, (D) to the greatest extent permitted by law, except for duties to Borrower (including duties to the members of Borrower solely to the extent of their respective economic interest in Borrower and to Borrower’s creditors), such Independent Director shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of Borrower, (ii) other Affiliates of Borrower, or (iii) any group of Affiliates of which Borrower is a part; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing and (E) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; and

(xxxii)    has and will have an operating agreement which provides that, as long as any portion of the Debt remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be wound up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (as the same may be amended, modified or replaced, the “Delaware Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Delaware Act; (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that

8

they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, division, liquidation, winding up or termination of Borrower and (F) such entity shall be prohibited from effectuating a division (whether pursuant to Section 18-217 of the Act or otherwise).

(III)        “Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of the Borrower’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, (vi) such Person no longer meets the criteria provided in the definition of Independent Director or Independent Manager, as applicable or (vii) the death or legal incapacity of such Independent Director or Independent Manager.

(IV)         “Independent Director” or “Independent Manager” means a natural person selected by Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company (defined below), (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon Sole Member ceasing to be a member of Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(i)            a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect parent of Borrower;

(ii)           a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower;

(iii)          a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person; or

9

(iv)          a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with Borrower shall be qualified to serve as an Independent Director or Independent Manager of Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.

(V)          “Nationally Recognized Service Company” means any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd. or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

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Schedule 5

Intellectual Property/Websites

None.

1

Schedule 6

REA

1.             Declaration for Bingham Junction recorded March 10, 2006 as Entry No. 9659801 in Book 9265 at Page 4714, as affected by Assignment of Founder Development Rights executed by Littleson, Inc., a Delaware corporation in favor of Mercer Bingham Junction, LLC, a Utah limited liability company and Arbor Gardner Bingham Junction Holdings, L.C., a Utah limited liability company, dated November 20, 2007 and recorded November 20, 2007 as Entry No. 10281121 in Book 9539 at Page 6908 and as amended by Amended and Restated Declaration for Bingham Junction, recorded November 20, 2007 as Entry No. 10281123 in Book 9539 at Page 6921.

2.             Amended & Restated Declaration of Covenants, Restrictions and Easements recorded July 11, 2014 as Entry No. 11879615 in Book 10244 at Page 8362.

3.             Declaration and Grant of Reciprocal Access Easements by and between O.com Land, LLC, a Utah limited liability company and Arbor Gardner Bingham Junction Holdings, L.C., a Utah limited liability company, dated September 19, 2014 and recorded September 22, 2014 as Entry No. 11916667 in Book 10261 at Page 6933.

4.             Declaration of Easements, Covenants and Restrictions (View Corridor Easements) recorded September 22, 2014 as Entry No. 11916665 in Book 10261 at Page 6919.

5.             Easement Agreement by O.com Land, LLC, a Utah limited liability company in favor of Midvale City Corporation, a Utah municipal corporation, dated February 19, 2015 and recorded March 13, 2015 as Entry No. 12009654 in Book 10304 at Page 3792, as amended by Amendment to Easement Agreement, dated June 3, 2016 and recorded October 14, 2016 as Entry No. 12389444 in Book 10487 at Page 9367.

6.             Public Easement Agreement by and between O.Com Land, LLC, a Utah limited liability company and the City of Midvale, Utah, a political subdivision of the State of Utah, dated June 3, 2016 and recorded October 14, 2016 as Entry No. 12389443 in Book 10487 at Page 9357.

7.             Notice and Grant of Easement executed by Littleson, Inc., a Delaware corporation, dated December 7, 2004 and recorded December 8, 2004 as Entry No. 9243601 in Book 9070 at Page 3938 and of that certain Consent Decree entered by the United States District Court for the District of Utah on November 6, 2004, in the matter of ‘‘Littleson, Inc. v. Metals Reserve Company, et. al., Case No. 2:99CV0757TS and United States v. Littleson, Inc., et. al., consolidated’’, which Consent Decree (excluding Appendices) is attached to and made part of said Notice and Grant of Easement.

8.             Master Development Agreement for the Bingham Junction Project recorded March 10, 2006 as Entry No. 9659803 in Book 9265 at Page 4838.

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9.             Agreement, Grant of Access to UDEQ, and Covenant Not to Sue, recorded March 10, 2006 as Entry No. 9659804 in Book 9265 at Page 4877, as amended by Amendment to Agreement a Memorandum of which is recorded May 1, 2008 as Entry No. 10415892 in Book 9601 at Page 8611.

10.          Declaration for South Bingham Junction recorded November 20, 2007 as Entry No. 10281127 in Book 9539 at Page 7037.

11.          Closing Agreement by and between Littleson, Inc., a Delaware corporation, Arbor Gardner, L.C. and Arbor Gardner Bingham Junction Holdings, L.C., dated November 20, 2007 and recorded March 14, 2008 as Entry No. 10373379 in Book 9582 at Page 2582.

12.          Development Agreement for The Junction at Midvale Project by and between Midvale City Corporation, a Utah municipal corporation and Arbor Gardner Bingham Junction Holdings, L.C., a Utah limited liability company, dated November 14, 2007 and recorded March 16, 2012 as Entry No. 11351482 in Book 9999 at Page 8618; Amendment to the Open Space Exhibits in the Development Agreement for The Junction at Midvale Project, recorded October 12, 2012 as Entry No. 11490167 in Book 10065 at Page 5397; Second Amendment to the Open Space Exhibits in the Development Agreement for The Junction at Midvale Project, recorded September 26, 2014 as Entry No. 11919579 in Book 10262 at Page 9657; Resolution 2015-R-23 Authorizing the Mayor to Enter Into an Agreement to Amend the Development Agreement for The Junction at Midvale Project, recorded June 4, 2015 as Entry No. 12064265 in Book 10330 at Page 9370; Fourth Amendment to the Open Space Exhibits in the Development Agreement for The Junction at Midvale Project, recorded September 26, 2019 as Entry No. 13084029 in Book 10836 at Page 6167.

13.          Restated Development Agreement for View 72 Retail Project by and among Arbor Gardner Bingham Junction Retail, L.C., a Utah limited liability company, its successors and assigns and Midvale City Corporation, a Utah municipal corporation, dated June 27, 2012 and recorded October 12, 2012 as Entry No. 11490166 in Book 10065 at Page 5376.

14.          Development Agreement (Overstock Project) by and between O.com Land, LLC, a Utah limited liability company and Midvale City Corporation, a Utah municipal corporation, dated February 19, 2015 and recorded March 13, 2015 as Entry No. 12009653 in Book 10304 at Page 3731.

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Schedule 7

Intentionally Omitted

1

Schedule 8

Intentionally Omitted

1

Schedule 9

Intentionally Omitted

Schedule 10-1

Annual Reports Officer’s Certificate

[Borrower Letterhead]

OFFICER’S CERTIFICATE

Date:

To:

From:     Name, Title

Re:          [Loan Name and Loan Number Dated xx/xx/xx)]

Dear [Servicer Name]:

Reference is hereby made for all purposes to that certain Mezzanine Loan Agreement (the “Agreement”) dated as of March 6, 2020, between [Lender] (“Lender”) and [Borrower Name] (“Borrower”).  Capitalized terms used herein and not otherwise defined shall have the definition attributed to such term in the Agreement.

Borrower hereby submits certain financial reports required under the terms and conditions set forth in Agreement.

Borrower certifies that financial reports delivered herewith to Lender pursuant to Section 6.3.2 of the Agreement (collectively, the “Financial Reports”) are satisfactory to Borrower and each of the following conditions are true, correct and complete:

1.               The Financial Reports are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Borrower, the Owner the Collateral and the Property as of the respective dates thereof in accordance with GAAP.

2.               [No Default or Event of Default exists or remains uncured as of this date][The following Defaults and/or Events of Default exist as of the date hereof and attached hereto is a description of the nature thereof, the period of time it has existed and the action then being taken to remedy it];

3.               As of the date hereof, no litigation exists involving Borrower, the Owner the Collateral or any Property in which the amount involved is $500,000 (in the aggregate) or more in which all or substantially all of the potential liability is not covered by insurance[, or, if so, specifying such litigation and the actions being taken in relation];

4.               Operating expenses incurred by Owner for the period covered by this certificate were [greater than] [less than] the operating expenses reflected in the applicable Annual Budget in the amount of $[        ].

5.               All representations and warranties of Borrower as set forth in the Loan Documents remain true and complete as of this date except as follows:  [      ];

6.               Each vendor has been paid in full as of this date; and

7.               No indebtedness has been incurred other than an indebtedness permitted under the terms and conditions set forth in the Agreement.

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Please contact the undersigned if you have any questions regarding this matter.

[Borrower’s Signature Block]

2

Schedule 10-2

Monthly/Quarterly Reports Officer’s Certificate

[Borrower Letterhead]

OFFICER’S CERTIFICATE

Date:

To:

From:     Name, Title

Re:          [Loan Name and Loan Number Dated xx/xx/xx)]

Dear [Servicer Name]:

Reference is hereby made for all purposes to that certain Mezzanine Loan Agreement (the “Agreement”) dated as of March 6, 2020, between [Lender] (“Lender”) and [Borrower Name] (“Borrower”).  Capitalized terms used herein and not otherwise defined shall have the definition attributed to such term in the Agreement.

Borrower hereby submits certain financial reports as required under the terms and conditions set forth in Agreement.

Borrower certifies that financial reports delivered herewith to Lender pursuant to Section 6.3.3 of the Agreement (collectively, the “Financial Reports”) are satisfactory to Borrower and each of the following conditions are true, correct and complete:

1.              To Borrower’s knowledge, The Financial Reports are true, correct, accurate and complete in all material respects and fairly present the financial condition and results of the operations of Borrower, the Owner the Collateral and the Property as of the respective dates thereof in accordance with GAAP (subject to normal year-end adjustments).

2.              [No Default or Event of Default exists or remains uncured as of this date][The following Defaults and/or Events of Default exist as of the date hereof and attached hereto is a description of the nature thereof, the period of time it has existed and the action then being taken to remedy it];

3.              As of the date hereof, no litigation exists involving Borrower, the Owner the Collateral or any Property in which the amount involved is $500,000 (in the aggregate) or more in which all or substantially all of the potential liability is not covered by insurance[, or, if so, specifying such litigation and the actions being taken in relation];

4.              Operating expenses incurred by Owner for the period covered by this certificate were [greater than] [less than] the operating expenses reflected in the applicable Annual Budget in the amount of $[        ].

5.              All representations and warranties of Borrower as set forth in the Loan Documents remain true and complete as of this date except as follows:  [      ];

6.              Each vendor has been paid in full as of this date; and

7.              No indebtedness has been incurred other than an indebtedness permitted under the terms and conditions set forth in the Agreement.

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Please contact the undersigned if you have any questions regarding this matter.

[Borrower’s Signature Block]

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